                                                                    EXHIBIT 10.1



                       MASTER EQUIPMENT LEASE AGREEMENT



                                  DATED AS OF


                               DECEMBER 12, 1996



                                    BETWEEN


                        FINOVA TECHNOLOGY FINANCE, INC.
                                   (LESSOR)


                                      AND



                               CINEMA RIDE, INC.
                                   (LESSEE)

                               TABLE OF CONTENTS
                               -----------------



SECTION                                                                PAGE
-------                                                                ----
     1.   Agreement for Lease of Equipment...........................   1
     2.   Delivery, and Acceptance of Equipment......................   1
     3.   Disclaimer of Warranties...................................   2
     4.   Primary Term...............................................   3
     5.   Rent.......................................................   3
     6.   Lessee's Representations and Warranties....................   4
     7.   Identification Marks.......................................   5
     8.   Fees and Taxes.............................................   6
     9.   General Indemnity..........................................   7
     10.  Use of Equipment; Location; Liens..........................   7
     11.  Maintenance and Repairs; Additions to Equipment............   8
     12.  Loss, Damage or Destruction of Equipment...................   9
     13.  Reports; Inspections.......................................  10
     14.  Insurance..................................................  10
     15.  Return of Equipment........................................  11
     16.  Lessor's Ownership; Equipment To Be and Remain
          Personal Property..........................................  13
     17.  Other Covenants............................................  14
     18.  Events of Default..........................................  15
     19.  Assignment and Transfer by Lessor..........................  19
     20.  Recording and Filing; Expenses.............................  20
     21.  Quiet Enjoyment............................................  20
     22.  Failure or Indulgence Not Waiver; Additional Rights of
          Lessor.....................................................  20
     23.  Sublease...................................................  20
     24.  Purchase Obligation........................................  21
     25.  Prepayment Option..........................................  21
     26.  Notices....................................................  21
     27.  Entire Agreement; Severability; Amendment or
          Cancellation of Lease......................................  21
     28.  Waiver of Jury.............................................  22
     29.  Restriction of Limitation Periods and Damages..............  22
     30.  Governing Law; Consent to Jurisdiction and Service.........  22
     31.  Lessor's Right to Perform for Lessee.......................  22
     32.  Agreement for Lease Only...................................  22
     33.  Binding Effect.............................................  22
     34.  General....................................................  22
     35.  Definitions................................................  23


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

                       MASTER EQUIPMENT LEASE AGREEMENT
                       --------------------------------


          MASTER EQUIPMENT LEASE AGREEMENT dated as of December 12, 1996, between CINEMA RIDE, INC. (hereinafter called "Lessee"), a Delaware corporation that has its executive office and principal place of business at 12001 Ventura Place, Suite 340, Studio City, California 91604 and FINOVA TECHNOLOGY FINANCE, INC. (hereinafter called "Lessor"), a Delaware corporation with its principal place of business at 10 Waterside Drive, Farmington, Connecticut 06032-3065.

          In consideration of the mutual covenants hereinafter contained, Lessee and Lessor agree as follows:

          1. Agreement for Lease of Equipment. Lessor shall lease to Lessee and Lessee shall lease from Lessor, upon the terms and conditions specified in this Master Lease and the applicable Rental Schedule, the Equipment as described in the applicable Rental Schedule including Schedule A of such Rental Schedule and this Master Lease. Each Rental Schedule shall incorporate the terms of this Master Lease and shall constitute a separate lease (the term "this Lease" shall refer collectively to the applicable Rental Schedule and this Master Lease). Only the signed copy of each Rental Schedule and not this Master Lease shall constitute chattel paper the possession of which can perfect a security interest. In the event of a conflict between the provisions of this Master Lease and the provisions of any Rental Schedule, the provisions of the Rental Schedule shall prevail.

          2.     Delivery, and Acceptance of Equipment.

                 (a) Lessor and Lessee agree that the vendor of the Equipment to Lessor or, as to any Equipment to be sold by Lessee to Lessor and leased back, the vendor of the Equipment to Lessee (in either case, the "Vendor") will be responsible to deliver the Equipment to Lessee at the location specified in the applicable Rental Schedule. Such delivery shall be delivery of the Equipment by Lessor to Lessee under this Lease unless such Equipment is to be sold by Lessee to Lessor and leased back. Provided that no Event of Default has occurred, no event which with the passage of time or giving of notice would be an Event of Default has occurred, and is continuing, and the conditions set forth in the next following paragraph have been met and the Equipment is not to be sold by Lessee to Lessor and leased back, Lessor hereby authorizes Lessee, acting as Lessor's agent, to accept for Lessor, and in Lessor's name, the Equipment from the Vendor upon delivery pursuant to the purchase contract for the Equipment. Such acceptance shall be acceptance of the Equipment by Lessee under this Lease. Nevertheless, if within five business days after Lessee has received delivery of an item of the Equipment, Lessee has not given Lessor written notice of a defect therein and Lessor has not notified Lessee not to accept the Equipment, Lessee shall be deemed to have (a) acknowledged receipt of such item of the Equipment in good condition and repair and (b) accepted such item of the Equipment under this Lease. Lessee agrees to confirm any acceptance of the Equipment by Lessee by executing a Certificate of Inspection and Acceptance and providing the same to Lessor in accordance with the notice provision hereof on or about the Lease Commencement Date, but no later than the date for payment to the Vendor.

                 (b) Conditions precedent to every progress payment and Lease Term Commencement shall include that (i) no payment shall be past due to Lessor or any assign of Lessor from Lessee or any Guarantor (as hereinafter defined), whether as a lessee, a guarantor or in some other capacity; (ii) Lessee shall be in compliance with the provisions of this Lease; (iii) all documentation then required by Lessor's Counsel shall have been received by Lessor; (iv) Lessee shall not be in default under any material contract to which Lessee is a party or by which Lessee or the property of Lessee is bound; and (v) there shall not have been any material adverse change or threatened material adverse change in the financial or other condition, business, operations, properties, assets or prospects of Lessee, any Guarantor or any Manufacturer (as hereinafter defined) since September 30, 1996, or from the written information that has been supplied to Lessor prior to November 8, 1996 by Lessee, any Guarantor or any Manufacturer.

                 (c) As additional security for its obligations under the Lease, the Lessee shall have assigned to the Lessor the rights to use with the Equipment, the existing and future films associated with the rides. Such rights shall be assignable to third party buyers and Lessee of the Equipment in the event of repossession of the Equipment by the Lessor.

                 (d) The Lessee shall have raised a minimum of $500,000 in new equity, subordinated debt or debt conversion to equity, acceptable to the Lessor.

          3. Disclaimer of Warranties. LESSEE ACKNOWLEDGES THAT IT HAS SELECTED BOTH THE EQUIPMENT AND EVERY MANUFACTURER AND OTHER VENDOR OF THE EQUIPMENT, THAT LESSEE HAS NOT RELIED UPON LESSOR FOR SUCH SELECTION AND THAT LESSEE HAS A COPY OF THE PURCHASE CONTRACT(S) FOR LESSOR'S PURCHASE OF THE EQUIPMENT. LESSOR HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE ANY
           -------------------                                      ---
REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY,
--------------------------------------------------------------------------
FITNESS FOR USE, FITNESS FOR A PARTICULAR PURPOSE OR TITLE OF THE EQUIPMENT (OR
-------------------------------------------------------------------------------
ANY PART THEREOF) OR AS TO COMPLIANCE WITH SPECIFICATIONS, COMPLIANCE WITH
-----------------
GOVERNMENTAL REGULATIONS, QUALITY, SELECTION, INSTALLATION, SUITABILITY, PERFORMANCE, CONDITION, DESIGN, ABSENCE OF DEFECTS, OPERATION, OR NON-INFRINGEMENT OF PATENT, COPYRIGHT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THE EQUIPMENT (OR ANY PART THEREOF). LESSEE, SHALL LEASE THE
                                                -----------------------
EQUIPMENT "AS IS, WHERE IS".  LESSOR HEREBY DISCLAIMS ANY AND ALL SUCH
---------------------------
WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED. LESSEE AND LESSOR AGREE THAT ALL RISKS INCIDENT TO THE MATTERS REFERRED TO IN THIS SECTION ARE TO BE BORNE BY LESSEE. Lessor has and shall have no responsibility for the installation, adjustment or servicing of the Equipment. The provisions of this Section have been negotiated and are intended to be a complete exclusion and negation of any representations or warranties by Lessor, express or implied, with respect to the Equipment that may arise pursuant to any law now or hereafter in effect, or otherwise. In no event shall defect in, or unfitness of, any or all of the Equipment, or any breach of warranty or representation by any or every Manufacturer or other Vendor relieve Lessee of the obligation to pay rent or to make any other payments required hereunder or to perform any other obligation hereunder. Without limiting the generality of the foregoing, Lessor shall not be responsible or liable for any (i) defect, either latent or patent, in any of the Equipment or for any direct or consequential damages therefrom, (ii) loss of use of any of the Equipment or for any loss of profits or any interruption in Lessee's business occasioned by Lessee's inability to use any or all of the Equipment for any reason whatsoever, or (iii) in the event that any Vendor delays or fails to make delivery of any or all of the Equipment or fails to fulfill or comply with any purchase contract or order. For as long as no Event of Default shall have occurred hereunder, Lessor hereby transfers and assigns to Lessee during the Lease Term (as hereinafter defined) all right and interest of Lessor in any Manufacturer's and other Vendor's warranties with respect to any and all of the Equipment, and agrees to execute all documents reasonably necessary to effect such transfer and assignment, except that to the extent any rights of Lessor with respect to the Equipment may not be assigned or otherwise be available to

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

Lessee, Lessor shall instead use reasonable efforts to enforce such rights against such Manufacturers or other Vendors but only upon the request and at the expense of Lessee.

          4. Primary Term. The Primary Term for each item of the Equipment shall commence on the Lease Commencement Date provided for by the Rental Schedule for such Equipment, and unless sooner terminated pursuant to the provisions of this Lease, shall be for the number of calendar months set forth in such Rental Schedule, plus the number of days remaining in any partial calendar month if the Lease Commencement Date occurs on other than the first day of a month. Notwithstanding the foregoing, the provisions of this Master Lease on indemnification of Lessor by Lessee shall apply between Lessor and Lessee with respect to any Equipment from the time that any order for the Equipment is placed by Lessor.

          5.     Rent.

                 (a) Lessee shall pay to Lessor in cash or by check as rent for the Equipment during the Lease Term, the amounts provided for in the Rental Schedule ("Basic Rent") for such Equipment on the dates designated therein ("Payment Dates"), at the location of Lessor set forth therein, or at such other address or to such other person or entity as Lessor, from time to time, may designate.

                 (b) Lessee shall also pay to Lessor, upon notice by Lessor to Lessee that payment is due, any sums other than for Basic Rent that Lessee at any time shall be required to pay Lessor pursuant to the provisions of this Lease, including but not limited to sums payable by reason of payments by Lessor to any Vendors in advance of the delivery of such Equipment or the commencement of the Lease Term for such Equipment, together with every additional charge, interest and cost which may be added for non-payment or late payment of any such sums or of Basic Rent. All such sums shall be additional rent ("Additional Rent") and Lessor shall provide Lessee with notification as to the amount of any Additional Rent. If Lessee shall fail to pay any Additional Rent, Lessor shall have all rights, powers and remedies with respect thereto as are provided herein or by law in the case of non-payment of Basic Rent.

                 (c) With respect to any amount of Basic Rent or Additional Rent not received by Lessor within three days from when due hereunder, Lessee shall pay to Lessor interest on such amount from the due date thereof until payment is received by Lessor at two percent per month or the highest rate of interest on amounts past due that is not unlawful, whichever is lower (the "Default Interest Rate"). Additionally, with respect to each such instance of late payment, Lessee shall pay to Lessor, within three days of notification that such payment is due, a collection fee of $500, which fee approximates Lessor's administrative costs, at minimum, to collect such unpaid Basic Rent or Additional Rent.

                 (d) LESSEE AGREES THAT TIME IS OF THE ESSENCE TO LESSOR IN LESSEE'S MAKING PAYMENTS OF BASIC RENT AND ADDITIONAL RENT WHEN SUCH PAYMENTS BECOME DUE.

                 (e) This Lease is a net-net-net lease and, notwithstanding any other provisions of this Lease, it is intended that Basic Rent and Additional Rent shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction. Lessee shall perform all its obligations under this Lease at its sole cost and expense. Except to the extent otherwise expressly specified herein, the obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including, without limitation:
(i) any defect in the condition, quality or fitness for use of the Equipment or any part thereof; (ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Equipment or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Equipment or any part thereof; (iv) any defect in title or rights to the Equipment or any lien on such title or rights or on the Equipment; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee or any action taken with respect to this Lease by any trustee or receiver of Lessee or by any court, in any such proceeding; (vii) any claim that Lessee has or might have against any Person (as hereinafter defined), including without limitation Lessor; (viii) any failure on the part of Lessor to perform or comply with any of the terms hereof or of any other agreement; (ix) any invalidity, unenforceability or disaffirmance of this Lease or any provision hereof against or by Lessee; or (x) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee or Lessor shall have notice or knowledge of any of the foregoing. To the extent permitted by law, Lessee waives all rights now or hereafter conferred by statute or otherwise to quit, terminate, cancel, rescind or surrender this Lease, or to any diminution or reduction of Basic Rent or Additional Rent payable by Lessee hereunder.

          6. Lessee's Representations and Warranties. Lessee represents and warrants (and if requested by Lessor, promptly will provide supporting documents to the effect and an opinion of counsel substantially in the form requested by Lessor) that as of the date that Lessee signs this Master Lease, as of any date that Lessor makes a payment to a Vendor prior to the date all Equipment has been accepted for lease hereunder, as of each date that any Equipment is accepted for lease hereunder and as of each Lease Commencement Date pursuant to a Rental Schedule hereunder: (i) all items of the Equipment are new and unused as of the Lease Commencement Date, unless otherwise specified in the applicable Rental
Schedule in which event the specified items of the Equipment shall have been delivered new to Lessee by their suppliers not more than 90 days prior to their Lease Term Commencement; (ii) Lessee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is qualified and in good standing to do business wherever necessary to carry on its present business and operations, including the jurisdictions where the Equipment is or will be located; (iii) Lessee has the power to enter into this Lease and the other instruments and documents executed by Lessee in connection herewith (together with this Lease, the "Transactional Documents") and to pay and perform its obligations under this Lease and the other Transactional Documents; (iv) this Lease and the other Transactional Documents have been duly authorized, executed and delivered by Lessee, and constitute the valid, legal and binding obligations of Lessee enforceable in accordance with their terms; (v) no vote or consent of, or notice to, the holders of any class of stock of Lessee is required, or if required, such vote or consent has been obtained or given, to authorize the execution, delivery and performance of this Lease and the other Transactional Documents by Lessee; (vi) neither the execution and delivery by Lessee of this Lease or the other Transactional Documents, nor the consummation by Lessee of the transactions contemplated hereby or thereby, nor compliance by Lessee with the provisions hereof or thereof, conflicts with or results in a breach of any of the provisions of any Certificate of Incorporation or By-laws or partnership or trust agreement or certificate of Lessee, or of any applicable law, judgment, order, writ, injunction, decree, award, rule or regulation of any court, administrative agency or other governmental authority, or of any indenture, mortgage, deed of trust, other agreement or instrument of any nature to which Lessee is a party or by which it or its property is bound or affected or pursuant to which it is constituted, or constitutes a default under any thereof or will result in the creation of any lien, charge, security interest or other encumbrance upon any of the Equipment, other than the interests therein of Lessor or any Assignee (as hereinafter defined), or upon any other right or property of Lessee or will in any manner adversely affect Lessor's or any Assignee's right, title and interest in any of the Equipment;
(vii) no consent, approval, withholding of objection or other authorization of or by any court, administrative agency, other governmental authority or any other Person is required, except such consents, approvals or other authorizations which have been duly obtained and are in full force and effect and copies of which have been furnished Lessor, in connection with the execution, delivery or performance by Lessee, or the consummation by Lessee, of the transactions contemplated by this Lease and the other Transactional Documents; (viii) there are no actions, suits or proceedings pending, or, to the knowledge of Lessee, threatened, in any court or before any administrative agency or other governmental authority against or affecting Lessee, which, if adversely decided would or could, individually or in the aggregate, materially and adversely affect the financial or other condition, business, operations, properties, assets or prospects of Lessee or the ability of Lessee to perform any of its obligations under this Lease or under the other Transactional Documents, except for any such actions, suits or proceedings that Lessee has described in writing to Lessor; (ix) no Event of Default or event or condition which upon the passage of time, the giving of notice, or both, would constitute an Event of Default, exists or is continuing; (x) there has been no material adverse change or threatened change in Lessee's, any Guarantor's or any Manufacturer's financial or other condition, business, operations, properties, assets or prospects since the date of Lessee's, such Guarantor's or Manufacturer's most recent financial statements reported on by an independent public accounting firm prior to the date of this Master Lease, since the dates of each such Person's interim and annual financial statements, if any, subsequent to such prior statements, or from the written information that has been supplied to Lessor by Lessee, any Guarantor or such Manufacturer; (xi) Lessee possesses any and all authorizations, certifications and licenses which are or may be required to use and operate the Equipment; (xii) the actual Acquisition Cost pursuant to the applicable Rental Schedule of each item of the Equipment does not exceed the fair and usual price for like quantity purchases of such item and reflects all discounts, rebates and allowances for the Equipment given to Lessee, any Guarantor or any affiliate of Lessee or any Guarantor by any Vendor or other Person including, without limitation, discounts for advertising, prompt payment, testing or other services; (xiii) all information supplied to Lessor by Lessee or any Guarantor is correct and does not omit any statement necessary to make the information supplied not misleading; and (xiv) the financial statements of Lessee and any Guarantor have been prepared in accordance with generally accepted accounting principles consistently applied and accurately and completely present the financial condition and the results of operations of Lessee and such Guarantors at the dates of and for the periods covered by such statements.

          7. Identification Marks. To the extent requested by Lessor or if required by applicable law, Lessee shall affix to the Equipment at Lessee's expense signs, labels, or other forms of notice to disclose Lessor's ownership of, and the interest of any Assignee in, the Equipment. Lessee shall keep and maintain such signs, labels or other forms of notice affixed to the Equipment throughout the Lease Term.

Lessor may furnish such signs, labels or other forms of notice to Lessee. Except as otherwise directed by Lessor, Lessee shall not allow the name of any person other than Lessor to be placed on any part of the Equipment as a designation that might reasonably be interpreted as a claim of ownership.

          8. Fees and Taxes. Lessee agrees to pay promptly when due, and to indemnify and hold Lessor harmless from, all license, title, registration and recording fees whatsoever, all taxes including, without limitation, sales, use, franchise, personal property, excise, import, export and stamp taxes and customs duties, and all charges together with any penalties, fines or interest thereon which are assessed, levied or imposed by any governmental or taxing authority against Lessor with respect to any or all of the Equipment or the purchase, acquisition, ownership, construction, installation, shipment, delivery, lease, possession, use, maintenance, condition, operation, control, return or other disposition thereof or the rents, receipts or earnings arising therefrom which accrue or are payable with respect to the Equipment or this Lease or which are assessed, are based on a valuation date, or are due during or with respect to the Lease Term or any subsequent period until the Equipment has been returned to Lessor pursuant to the provisions of this Lease or until the Equipment has been purchased by Lessee pursuant to any purchase option provisions of this Lease, excluding, however, any taxes solely measured by Lessor's net income from the general operation of Lessor's business. In the event any fees, taxes or charges payable by Lessee pursuant to the next preceding sentence are paid by Lessor, or if Lessor is required to collect or pay any thereof, Lessee shall reimburse Lessor therefor (plus any penalties, fines or interest thereon) promptly upon demand. Unless and until Lessor notifies Lessee in writing to the contrary, Lessee shall file and pay any personal property taxes levied or assessed on the Equipment directly to the levying authority. Upon Lessor's written request, Lessee shall submit to Lessor satisfactory evidence of payment by Lessee of any or all amounts for which Lessee is required to make payment or to indemnify Lessor hereunder that are paid by Lessee, and of the filing of any and all reports, returns and other documentation required in connection with any such payment. However, Lessor may, if it elects, estimate such personal property taxes and bill Lessee therefor periodically in advance. In the event Lessor elects to pay the personal property taxes directly to a levying authority, Lessor shall submit to Lessee a copy of its personal property tax return and its receipt for the full amount of such personal property taxes so paid by Lessor. All of the obligations of Lessee under this Section shall continue in full force and effect notwithstanding any expiration, termination, rescission or cancellation of this Lease. Lessee acknowledges that Lessor may not be exempt from the payment of any of the amounts referred to herein, even though Lessee might have been exempt therefrom if it were the owner or purchaser of the Equipment, and Lessee agrees that this Section shall apply, and the amounts due from it hereunder shall be due, whether or not Lessee might itself have otherwise been exempt from any such payments. Subject to the foregoing, Lessee shall have the right to contest in good faith any such taxes levied or imposed by any governmental or taxing authority, provided that Lessee shall have given Lessor not less than ten days prior notice of its intention to contest and full particulars of the proposed contest, in the opinion of Lessor the proposed contest will not adversely affect the interests of Lessor or any Assignee, and Lessee either shall have paid the taxes or provided for a bond or other security so that none of the Equipment will be subject to seizure, confiscation or forfeiture. For purposes of this Section, the term "Lessor" shall include each member of Lessor's affiliated group, if any.

          9.     General Indemnity.

                 (a) Lessee shall indemnify Lessor and any Assignee (as hereinafter defined), and their respective agents and servants, against, and agrees to defend, protect, save and keep them harmless from, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including attorneys' fees and expenses and costs for customs, completion, performance and appeal bonds, of whatsoever kind and nature (including, without limitation, for negligence, tort liability, damages by reason of strict or absolute liability, punitive damages, and indirect and consequential damages, but excluding any such amounts imposed or incurred as a result of Lessor's gross negligence or willful misconduct), imposed on or incurred by or assessed against Lessor and/or any Assignee, in any way relating to or arising out of (i) the failure of Lessee to provide or obtain any certificates, documents, consents, authorizations, clearances, licenses, permits or instruments required hereunder or under any of the other Transactional Documents, or (ii) the ordering, construction, installation, delivery, testing, ownership, lease, possession, use, maintenance, operation, control, movement, import, export, shipment, condition, or return of the Equipment (including but not limited to latent and other defects, whether or not discoverable by Lessor or Lessee, and any claim for patent, trademark, copyright, software or other intellectual property infringement) until such time as the Equipment shall have been returned to Lessor pursuant to the provisions of this Lease or until the Equipment shall have been purchased by Lessee pursuant to any purchase option provisions of this Lease.

                 (b) The obligations of Lessee under this Section shall survive the payment of all known obligations under and any expiration, termination, rescission or cancellation of this Lease, and are expressly made for the benefit of and shall be enforceable by Lessor, its successors and any Assignee.

          10.    Use of Equipment; Location; Liens.

                 (a) During the Lease Term, Lessee warrants and agrees that the Equipment shall be used and operated and otherwise be in compliance with any established operating procedures therefor of any Manufacturer and all statutes, regulations and orders of any governmental body having power to regulate the Equipment or its use. Lessee shall bear and pay all costs of such compliance. Lessee shall not permit the Equipment to be used or maintained in any manner or condition that would violate, or could result in the termination of, the insurance policies carried by Lessee pursuant to the provisions of this Lease on insurance, or in any manner or condition or for any purpose for which, in the opinion of any Manufacturer, the Equipment is not designed or suited.

                 (b) Lessee agrees that without Lessor's prior written consent, it will not remove any of the Equipment from the location specified in the Rental Schedule for such Equipment or permit any of the Equipment to be used by anyone other than Lessee, Lessee's employees or a responsible independent contractor engaged by Lessee.

                 (c) During the Lease Term and until the Equipment has been returned to Lessor pursuant to the provisions of this Lease or until the Equipment is purchased by Lessee pursuant to any purchase option provisions of this Lease, Lessee will not directly or indirectly create, incur, assume or suffer to exist any mortgage, security interest, lien or encumbrance on the Equipment or Lessor's or any Assignee's title thereto or interest therein, except in the name of

Lessor and its successor(s) and any Assignee. Lessee, at its own expense, will promptly take such action as may be necessary to keep the Equipment free and clear of, and to duly discharge, any such mortgage, security interest, lien or encumbrance not excepted above.

                 (d) Lessee agrees to procure and maintain in effect all licenses, certificates, permits and other approvals and consents required by federal, state and local laws and regulations in connection with Lessee's possession, use, operation and maintenance of the Equipment. During the Lease Term, Lessee agrees that 100 percent of the use of the Equipment shall be "qualified business use" as that term is and shall be from time to time defined by the Internal Revenue Code of 1986, as amended.

                 (e) Lessee shall cooperate fully with Lessor or any Assignee to perfect and record their respective interests in connection with the Transactional Documents including, without limitation, the filing of financing statements and will pay such Persons their reasonable costs related thereto. Lessee authorizes Lessor to file financing statements that are signed only by Lessor or that are signed for Lessee by Lessor in any jurisdiction when permitted by law or local authority. Lessee hereby grants to Lessor power-of-attorney to act as Lessee's attorney-in-fact to sign Lessee's name on financing statements as "Debtor".

          11.    Maintenance and Repairs; Additions to Equipment.

                 (a) Lessee shall, for the entire Lease Term, at its sole expense, maintain all of the Equipment in good, safe and efficient operating repair, appearance and condition, will keep all components of the Equipment properly calibrated and aligned, will make all required adjustments, replacements and repairs and will obtain and install any upgrades for the Equipment that are announced and available for sale by a Manufacturer (collectively, "maintenance and repairs"). Such maintenance and repairs shall include, but not be limited to, all recommended or advised by a Manufacturer, all required or advised by cognizant governmental agencies or regulatory bodies and all commonly performed by prudent business and/or professional practice. All maintenance and repairs to any item of the Equipment shall be made by the Manufacturer or, upon prior written approval by Lessor, those of substantially equal skill or knowledge in maintaining and repairing the Equipment.

                 (b) Lessee shall not modify the Equipment without the prior written consent of Lessor. Any replacements, substitutions, additions, attachments, accessions, parts, fittings, accessories, modifications, enhancements, maintenance and repairs and other upgrades to the Equipment whenever made shall be considered accessions to the Equipment and shall automatically become the property of Lessor.

                 (c) All instruction manuals, published statements of capabilities and technical specifications, service, maintenance and repair records, installation, qualification, certification and calibration reports, usage logs, and printed material relating to the Equipment shall be deemed part of the Equipment. Computer programs, programming codes, operating systems, data processing instructions, series of instructions or statements which are machine readable, and any like symbols or signals usable by an electronic data processing system (collectively "Software") that has been or shall be installed or entered in the Equipment shall become a part of the Equipment except for any Software that is proprietary Software of Lessee and is not a modification, change, enhancement or improvement to any Software which is identified or listed in the description of specific items of the

Equipment in or attached to a Rental Schedule. Whenever Lessee acquires Software licenses from other parties, with respect to the Software such licenses shall automatically and without further action by Lessee be assigned to Lessor and become through assignment a part of the Equipment transferable to any future user of the Equipment for use with the Equipment.

          12.    Loss, Damage or Destruction of Equipment.

                 (a) Lessee shall bear all risks of damage to, taking of, or theft, loss or destruction of, any or all of the Equipment commencing as of the date of this Master Lease and continuing throughout the Lease Term and until such Equipment has been returned to Lessor or purchased by Lessee pursuant to any purchase option provisions of this Lease. Except as otherwise herein expressly provided, no damage to, taking of or theft, loss or destruction of any Equipment shall impair any obligation of Lessee to Lessor under this Lease, including, without limitation, the obligation to pay Basic Rent.

                 (b) In the event that any item of Equipment shall become damaged from any cause whatsoever, Lessee agrees to promptly notify Lessor in writing of such fact, fully informing Lessor of the details thereof. If any item of Equipment is damaged (unless the same, in the opinion of Lessor is irreparably damaged, in which case the provisions of this Lease with respect to a Casualty Occurrence shall apply), Lessee shall, at its sole cost and expense, place the same in good repair, condition and working order or replace the same with "like property" having the same value and operating capabilities and useful life at least equal to the damaged Equipment prior to the date of such damage, which property shall thereupon become subject to this Lease with title thereto in Lessor. In the event that an item of Equipment has been damaged, but not irreparably, if no Event of Default has occurred and is continuing hereunder, upon receipt by Lessor of evidence, satisfactory to Lessor, that such repair, restoration or replacement has been completed, and an invoice therefor, Lessor shall release to Lessee or its supplier the proceeds of any insurance received by Lessor as a result of such damage for the purpose of reimbursing Lessee for the costs of repairing, restoring or replacing such item.

                 (c) In the event that any item of Equipment shall become lost, stolen, destroyed or irreparably damaged from any cause whatsoever, or if any item of Equipment or Lessor's title thereto shall be requisitioned or seized by any governmental authority (each such occurrence being herein called a "Casualty Occurrence") during the Lease Term and until it has been returned to Lessor pursuant to the provisions of this Lease or until the Equipment is purchased by Lessee pursuant to any purchase option provisions of this Lease, Lessee shall promptly notify Lessor in writing of such fact, fully informing Lessor of all details of the Casualty Occurrence in question, and shall pay Lessor in cash the greater of (i) the "Stipulated Loss Value" as set forth in the Table of Stipulated Loss Values attached to the Rental Schedule pursuant to which such item of Equipment is leased hereunder, calculated as of the date of the Casualty Occurrence, or (ii) the Fair Market Value (as hereinafter defined) of the item of Equipment in question as of the date of the Casualty Occurrence. This payment shall be made within 30 days following the Casualty Occurrence, together with the Basic Rent accrued and unpaid with respect to such Equipment as of the date of the Casualty Occurrence, plus all Additional Rent or amounts owing with respect to such Equipment on such date of payment.

                 (d) Upon the payment of the greater of the Stipulated Loss Value or Fair Market Value of the Equipment in question in accordance with the terms of this Section, and the payment of all

Basic Rent, Additional Rent and any other sums then due hereunder, this Lease shall terminate with respect to the Equipment or part thereof suffering the Casualty Occurrence and all Lessor's rights and title to such Equipment shall pass to Lessee, "as is" and "where is", without any representation or warranty by, or recourse to, Lessor, as provided by the provisions of this Master Lease on disclaimer of warranties and as evidenced by a duly executed bill of sale naming Lessor as the seller and Lessee as the buyer.

                 (e) Provided that no Event of Default has occurred and no event that with the passage of time or giving of notice, or both, would be an Event of Default has occurred and is continuing, any insurance proceeds received as the result of a Casualty Occurrence with respect to any or all items of the Equipment shall be applied first in reduction of any other then unpaid obligation of Lessee to Lessor hereunder and second in reduction of Lessee's obligation to pay the greater of the Fair Market Value or the Stipulated Loss Value for such item if not already paid by Lessee to Lessor, or, if already paid by Lessee, to the reimbursement of Lessee therefor, and the balance of the insurance proceeds, if any, shall be paid to Lessee.

          13. Reports; Inspections. Lessee will cause to be furnished to Lessor, if requested, from time-to-time a statement showing the condition and such other information regarding the Equipment as Lessor may reasonably request. Lessor and any Assignee shall have the right, upon reasonable notice to Lessee, to inspect the Equipment including Lessee's records with respect to the Equipment, to copy such records, and to inspect and copy Lessee's records with respect to the financial statements Lessee is required to furnish Lessor or has warranted to Lessor pursuant to this Lease. Any inspection by Lessor or any Assignee shall not be deemed to be approval or acknowledgment by Lessor or such Assignee of the safety, freedom from defects, performance or compliance with specifications or governmental requirements of the Equipment or of the conformity of the Equipment or such financial statements to the requirements or warranties of this Lease, and the disclaimers set forth in the provisions of this Master Lease on disclaimer of warranties shall apply to any such inspection. Lessee shall pay or reimburse Lessor for Lessor's costs and travel expenses for one such inspection per year, and for Lessor's costs, travel expenses and salaries and the charges and such expenses of Lessor's advisers for the inspection following an inspection which encountered a breach of the requirements of this Lease or the warranties of Lessee pursuant to this Lease.

          14. Insurance. During the Lease Term and until all Equipment has been returned to Lessor pursuant to the provisions of this Lease or until the Equipment is purchased by Lessee pursuant to any purchase option provisions of this Lease, Lessee shall procure and maintain at its expense with reputable insurers acceptable to Lessor (i) insurance on all of the Equipment in an amount not less than the greater of the Equipment's Stipulated Loss Value or Fair Market Value replacement cost insuring against all risks of loss or damage to the Equipment and against such other risks as Lessee would, in the prudent management of its properties, maintain with respect to similar equipment owned by it, and (ii) comprehensive public liability and property damage insurance, in such amounts as shall be satisfactory to Lessor but for not less than the greater of $1,000,000 or the amounts customarily maintained by parties similar to Lessee for similar leased equipment with similar contemplated use, insuring Lessor and any Assignees, as their interests may appear, against liability for death, bodily injury, professional malpractice, and property damage arising Out of or resulting from the design, construction, manufacture, ownership, use, operation, lease or maintenance of, or otherwise in connection with, the

Equipment. On the policies referred to in clause (i), such insurance shall name Lessor (and any Assignees) as loss payee so that (and Lessor and Lessee hereby agree that) the insurance proceeds payable under such policies will be payable and paid to Lessor (and to any Assignees) to the extent of their interest. On the policies referred to in clause (ii), such insurance will name Lessor (and any Assignees) as an additional insured as its interests may appear. All such policies shall provide that they may not be invalidated against Lessor (or any Assignees) because of any violation of a condition or a breach of warranty of the policies or application therefor by Lessee, that they may not be altered or canceled except after 30 days' prior written notice to Lessor, and that Lessor and any Assignee have the right but not the obligation to pay the premiums with respect to coverage required by this Lease in order to continue such insurance in effect or to obtain like coverage. Under the policies of insurance required to be maintained by Lessee pursuant to this Master Lease, Lessee agrees to waive any right of subrogation and to cause the insurance carrier to waive any right of subrogation in each instance as such right may exist against Lessor or any Assignee and for any and all loss or damage to the Equipment. Lessee shall maintain and deliver evidence to Lessor of such insurance written by insurers and in amounts satisfactory to Lessor. Should Lessee fail to provide such insurance coverage, Lessor may obtain coverage protecting interests of Lessor and Lessee, or the interest of Lessor only, for part or all of the Lease Term or such period beyond the Lease Term as is required by this Lease or by the insurance company issuing such coverage. The proceeds of such insurance shall be applied, at the option of Lessee if no Event of Default shall exist, and otherwise at Lessor's option, toward (i) replacement, restoration or repair of the Equipment or (ii) payment of the obligations of Lessee under this Lease. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make claims for, receive payment of, and execute and endorse all documents, checks or drafts for loss or damage under any such policies.

          15.    Return of Equipment.

                 (a) At the end of the Lease Term for any Equipment, Lessee at its sole expense shall forthwith return possession of such Equipment without omissions to Lessor by:

                        (i) properly preparing, crating and/or assembling such Equipment (in accordance with the Manufacturer's instructions if such instructions exist) for shipment by common carrier with all containers and pieces labeled with model, part and unit numbers and descriptions; and

                        (ii) shipping such Equipment by common carrier, with insurance and freight prepaid, to a place designated by Lessor within a 1,000 mile radius of the specified location under this Lease for such Equipment. Lessor shall pay additional shipping charges incurred because of distances in excess of such 1,000 miles.

          The insurance required by clause (ii) above shall provide that in the event of loss such insurance shall pay Lessor in cash directly the greater of
(A) the full replacement value of such Equipment and (B) the "Stipulated Loss Value" as set forth in the Exhibit to the Rental Schedule calculated as of the Payment Date next preceding the date of loss. Lessee acknowledges that "full replacement value" may exceed Fair Market Value.

                 (b) When the Equipment is returned to Lessor it shall be complete. The condition of the Equipment including Software upon receipt by Lessor shall be not less than (i) meeting all specifications for such fully upgraded equipment as published most currently by the respective Equipment vendor(s), Manufacturer(s) or supplier(s) (collectively referred to, together with their successors and assigns, if any, as "Vendors"),
(ii) in fully operational condition, (iii) capable of being installed and operated in the normal course by another user, (iv) for each item of the Equipment for which the Vendor has a program of maintenance and service including certification for reinstallation and for qualification under the maintenance and service program certified in writing by the Vendor that the items of the Equipment are in compliance with the conditions specified in this paragraph, are accepted by the Vendor for reinstallation and are qualified for the usual and customary service and maintenance program of the Vendor, (v) legally qualified for future use or operation of the Equipment by another lessee or purchaser of the Equipment, (vi) free of defects, visible or concealed, including, but not limited to, damage or malfunction of any kind, dents, fractures, chips, scratches, stains, defacements, discolorations, rust, corrosion, electrical shorts, fluid restrictions or blockages, disconnections, breakage or the like, (vii) safe for routine and usual operation, (viii) in compliance with any and all pertinent governmental or regulatory rules, laws or guidelines for its operation or use, (ix) free of Lessee's markings or labelings, and (x) free of any advertising or insignia not requested by Lessor that was placed on the Equipment by Lessee.

                 (c) Lessor reserves the right to inspect the Equipment within 30 days of its return to verify compliance with the provisions of this Master Lease on Equipment maintenance and repairs and additions and on return of Equipment. Should there be less than full compliance, Lessor at its option may
(i) perform or cause to be performed through service organizations of its own choosing such maintenance and repairs, including upgrades, replacements, the obtaining of paid-up Software licenses and other services, as it deems necessary to effect such compliance, (ii) require Lessee to perform or cause to be performed such maintenance and repairs, including upgrades, replacements, the obtaining of paid-up Software licenses and other services, as Lessor deems necessary to effect such compliance and/or (iii) reasonably estimate the costs to effect such compliance. Lessee shall pay to Lessor the costs for performance of (i) or (ii) above, or the estimated costs under (iii) above, in any such case including the costs of the inspection(s). If maintenance and repairs, including upgrades, replacements, and the obtaining of paid-up Software licenses and other services, are necessary to place any of the Equipment under any Rental Schedule in the condition required by this Lease, Lessee shall continue to pay to Lessor monthly Additional Rent at the last prevailing rate during the Lease Term for Basic Rent on the Equipment under such Rental Schedule for the period of delay until all such required maintenance and repairs can be performed, or for the period of time reasonably necessary to accomplish such maintenance and repairs. For any such period that applies, Lessee shall continue to provide the insurance required during the Lease Term. However, Lessor's acceptance of such rent and provision of insurance during such period shall not constitute a renewal of the Lease Term, a waiver of Lessor's right to prompt return of such Equipment in the condition required by this Section, or a waiver of Lessor's right to possession of such Equipment.

                 (d) Should the inspection reveal any item(s) of the Equipment to be missing, Lessee shall be responsible for paying to Lessor promptly the greater of the Stipulated Loss Value or the Fair Market Value of such item(s) of the Equipment computed as of the last Payment Date prior to the end of the Lease Term, plus the amount of any impairment of the Fair Market Value of the remaining item(s) of the Equipment due to the absence of such missing item(s) of the Equipment.

                 (e) In the event that Lessee fails to return any of the Equipment when required, at the election of Lessor effected by notice to Lessee, the Lease Term for such Equipment shall be extended on a month-to-month basis on the same terms as previously in effect, and Lessee shall pay to Lessor monthly in advance Basic Rent for such Equipment at the last prevailing rate during the unextended Lease Term, until such Equipment has been returned to Lessor pursuant to the provisions of this Lease. Notwithstanding any month-to-month continuance of this Lease, Lessor may resort to any remedies available to it under this Lease, at law or in equity, to recover such Equipment at any time following the end of such extended Lease Term .

                 (f) Lessor may give notice to Lessee not more than 120 days and not less than 30 days prior to the end of the Lease Term that Lessee shall delay returning the Equipment to Lessor and shall keep the Equipment on the premises of Lessee in working condition after the end of the Lease Term and until requested by Lessor to return the Equipment or until six months after the end of the Lease Term, whichever first occurs, at which time Lessee shall forthwith return possession of the Equipment without omissions to Lessor as provided by the provisions of this Section other than this paragraph. After the end of the Lease Term, Lessee shall not use the Equipment except in the performance of demonstrations requested by Lessor. During the period from notice to delay returning the Equipment until requested to return the Equipment or six months after the end of the Lease Term, Lessee shall maintain the Equipment in the same condition as required to be maintained during the Lease Term, shall cooperate with Lessor, shall grant access to Lessee's premises for inspection of the Equipment by potential purchasers and future lessees of the Equipment and representatives of Lessor, and shall facilitate demonstrations of the Equipment by Lessor. During such period and thereafter until the Equipment is delivered to a common carrier with the insurance upon such delivery required by this Section, Lessee shall continue to maintain the insurance required by this Lease during the Lease Term. Lessee shall continue to have the risk of loss of the Equipment and the obligation to indemnify Lessor as provided by this Lease until the return of the Equipment to Lessor following such period and delivery.

          16.    Lessor's Ownership; Equipment To Be and Remain Personal
Property.

                 (a) Lessee acknowledges and agrees that it does not have, and by execution of this Lease and/or payments and performance hereunder it shall not have or obtain, any title to the Equipment, nor any property right or interest, legal or equitable, therein, except its rights as Lessee hereunder and subject to the terms hereof. Lessee shall not have or claim a security interest and shall not seek or obtain replevin, detinue, specific performance, sequestration, claim and delivery, or like remedies in or for this Lease, any rents under this Lease, any or all of the Equipment, any items of personal property identified to become items of the Equipment, or any proceeds of any or all of the foregoing.

                 (b) All of the Equipment shall be and remain personal property notwithstanding the manner in which the Equipment may be attached or affixed to realty. Upon the expiration, cancellation or termination of the Lease Term of any or all of the Equipment, Lessee shall have the obligation, and Lessor shall have the right, to remove, or cause the removal of, such Equipment from the premises where the same is then located, for return to Lessor pursuant to the provisions of this Master Lease on return of Equipment and, if applicable, on Events of Default, whether or not any of the Equipment is affixed or attached to realty or to any building. In the exercise of its rights, Lessor shall not be liable for any damage to the realty or any such building or other real or personal property occasioned by any removal of the Equipment by Lessee or Lessor or the agents of Lessee or Lessor. Lessee further covenants and agrees that Lessee will, at the request of Lessor, obtain and deliver to Lessor concurrently with the execution and delivery of each Rental Schedule, a waiver, in recordable form, from the owner and any landlord, tenant or holder of any lien or encumbrance on the realty or building(s) on or in which any of the Equipment described in such Rental Schedule shall be located, under which such owner, landlord, tenant and holder (i) agree and consent that such Equipment is and shall be personal property, owned by and removable by Lessor upon the expiration, cancellation or termination of the Lease Term thereof, and (ii) waive any rights of distraint or similar rights with respect to such Equipment.

                 (c) If Lessee is unable to return, or is prevented from returning, any of the Equipment to Lessor upon the expiration, cancellation or termination of the Lease Term as required under the provisions of this Master Lease on return of Equipment, for any reason whatsoever, including, but not limited to, the assertion by any third party of any claim against such Equipment, or of any right with respect thereto, whether or not resulting from the manner in which such Equipment is affixed or attached to, or installed in, the realty or any building(s) thereon or any other personal or real property, or from the failure of any owner, landlord or tenant of said realty (or the building(s) thereon) or the holder of any lien or encumbrance to execute the waiver in writing of such fact, for all purposes of this Lease such Equipment shall be deemed to have been the subject of a Casualty Occurrence. Thereupon, Lessee shall pay to Lessor the amounts provided for by the provisions of this Master Lease on loss, damage or destruction of Equipment, with respect to such Equipment, at the time, in the manner, and with the consequences provided by such provisions.

                 (d) Notwithstanding the foregoing provisions of this Section, without Lessor's prior written consent, Lessee shall not permit any of the Equipment to be attached or affixed to, imbedded in or incorporated into any building, structure, real estate or other personal or real property so as to become a fixture.

          17.    Other Covenants.

                 (a) Lessee agrees to furnish, upon Lessor's request, such financial, business and operational information concerning Lessee and any or all Guarantors, including copies of its and their tax returns, as Lessor or its assigns may reasonably request during the Lease Term. Additionally, Lessee shall furnish to Lessor and its assigns without notice or demand therefor two complete copies of its and of every Guarantor's (i) quarterly interim financial statements within 45 days of the close of each of the first three fiscal quarters of every year, certified by the chief financial officer of, respectively, Lessee or such Guarantor and (ii) annual financial statements within 90 days of the close of each fiscal year reported on by independent accountants without material adverse qualification or comment. All such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall accurately and completely present Lessee's and every Guarantor's financial condition and results of operations at the dates of and for the periods covered by such statements.

                (b) Lessee shall promptly furnish to Lessor copies of (i) filings that Lessee or any Guarantor makes with the SEC or other government agencies under the securities laws including but not limited to definitive proxy statements, registration statements, prospectuses and tender offer filings, and reports on holdings or acquisitions of securities, relating to proxy solicitations, and on Form 10-K, 10-Q, 8-K or similar forms, and any amendments to such filings, (ii) press releases of Lessee or any Guarantor, and (iii) new product (or service) announcements of Lessee or any Guarantor.

                 (c) If Lessee or any Guarantor or a general partner of Lessee or any Guarantor is a corporation, Lessee shall give Lessor notice of all meetings of the stockholders or directors of such corporation and copies of all materials that are furnished to the stockholders or directors for the meetings at the same time that the notice or materials are sent to the stockholders or directors. If Lessee or any Guarantor or a general partner of Lessee or any Guarantor is a partnership, Lessee shall give Lessor notice of all meetings of such partnership and copies of all materials that are furnished to the partners for the meetings at the same time that the notice or materials are sent to the partners. Lessor shall have the right to have its representative attend any and all such meetings at the expense, including travel costs, of Lessee.

                 (d) There shall be no actual or threatened conflict with, or violation of, any statute, regulation, standard or rule relating to Lessee, its present or future operations, or the Equipment.

                 (e) All information supplied to Lessor or its assigns by Lessee or any Guarantor shall be correct and shall not omit any statement necessary to make the information supplied not be misleading. There shall be no material breach of the representations and warranties made by Lessee in connection with this Lease or by any Guarantor in connection with a Guaranty (as hereinafter defined).

                 (f) Lessee shall give Lessor notice of any change in the address of the executive office or principal place of business of Lessee not less than 15 days prior to the change.

                 (g) No change shall occur in the control, and no material change shall occur in the ownership, of Lessee or any Guarantor, and no Guarantor shall assert in writing that the obligations of the Guarantor as a Guarantor or in its Guaranty are not in full force and effect.

                 (h) Lessee shall not make any payment or distribution of money, checks, securities or property to any Person in contravention of the provisions of any Guaranty or subordination that such Person has made in favor of Lessor or its assigns of which Lessee shall have notice or knowledge.

          18. Events of Default. If one or more of the following events (hereinafter called "Events of Default" or an "Event of Default") shall occur:

                        (i) default shall be made in the payment of any Basic Rent or Additional Rent due under this Master Lease or under any Rental Schedule hereto, and any such default shall continue for more than 10 days after the due date thereof;

                        (ii) any representation or warranty by Lessee or any Guarantor made in this Master Lease or in any Guaranty or other Transactional Document or certificate furnished to Lessor in connection with this Lease or pursuant hereto shall at any time prove to be incorrect in any material respect;

                        (iii) Lessee shall make or permit any unauthorized assignment or transfer of this Master Lease or any Rental Schedule to this Master Lease or of any of Lessee's rights and obligations hereunder or thereunder, or Lessee shall make or permit any unauthorized sublease or transfer of any Equipment or the possession of any Equipment;

                        (iv) Lessee shall default in the observance and/or performance of any other covenant, condition or agreement on the part of Lessee to be observed and/or performed under this Master Lease, under any Rental Schedule hereto, or under any other Transactional Document, which default is not governed by paragraphs (i), (ii) or (iii) above, and such default shall continue for 30 days after written notice from Lessor to Lessee specifying the default and demanding the same to be remedied;

                        (v) Lessee or any Guarantor shall make an assignment for the benefit of creditors, or cease being in substantially the same line or lines of business in which it is presently engaged, or generally fail to pay its debts as they become due, or become insolvent or commence a voluntary case under the federal Bankruptcy Code as now or hereafter constituted or any other applicable federal or state bankruptcy, insolvency or similar law, or admit in writing its inability to pay its debts as they mature, or consent to the appointment of a trustee or receiver, or a trustee or a receiver shall be appointed for Lessee or any Guarantor or for a substantial part of Lessee's or any Guarantor's property without such party's consent and such appointment shall be not dismissed for a period of 60 days; there shall have been entered a decree or order for relief by a court having jurisdiction in respect of Lessee or any Guarantor, or approving as properly filed a petition seeking a reorganization, arrangement, adjustment or composition of or in respect of Lessee or any Guarantor in an involuntary proceeding or case under any applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee or similar official of Lessee or any Guarantor or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days, or there shall have been filed a petition by or against Lessee or any Guarantor under any bankruptcy law or other insolvency law and, if petition is filed against Lessee or such Guarantor, the petition is not withdrawn or dismissed within 60 days after the date of filing; or Lessee or any Guarantor shall cease doing business as a going concern or shall liquidate or be dissolved;

                        (vi) Lessee or any Guarantor shall, without the prior written consent of Lessor, enter into a merger, consolidation or division, effect a share exchange of its outstanding stock for the stock of another corporation, or sell or otherwise dispose of all or a major part of its assets or of assets that produce all or a major part of its revenues or profits; provided, however, that Lessee or any Guarantor, without violating the provisions of this clause, may consolidate with or merge with a corporation or other entity organized under the laws of one of the states of the United States (the surviving entity, a "successor"), or sell (except by means of a sale and leaseback arrangement) all or substantially all of its business and assets to such a successor, on the condition that any successor expressly assume in writing all of the obligations of Lessee pursuant to this Lease or of such Guarantor pursuant to its Guaranty, and that the net tangible assets and the net worth (determined in accordance with generally accepted accounting principles) of the successor after the consolidation, merger or sale shall be at least equal to the net tangible assets and the net worth of Lessee or such Guarantor, as the case may be, immediately prior to the consolidation, merger or sale;

                        (vii) there shall occur under any other lease, contract or agreement between Lessee and Lessor, an Event of Default, as defined in such lease, contract or agreement;

                        (viii) any of the Equipment shall be attached, levied upon, encumbered, pledged, seized or taken under any judicial process (except for any attachment, levy, encumbrance or pledge caused to be placed on the Equipment by Lessor) and such proceedings shall not be vacated, or fully stayed, within 30 days thereof;

                        (ix) at any time there shall occur under (A) any lease between Lessee and a party other than Lessor as lessor or (B) under any lease wholly or partially guaranteed by Lessee, the exercise by the lessor of its possessory remedies or commencement of legal proceedings by the lessor for default under the lease; provided that the aggregate future payments remaining to be made or guaranteed by Lessee exceed $100,000, and that under a lease described in (B) above within ten days of notice to Lessee of such exercise of remedies and demand for payment by Lessee any such amount guaranteed by Lessee remains unpaid; or

                        (x) any obligation of Lessee in excess of $100,000 for the payment of borrowed money or the acquisition of assets by purchase, conditional sale or other arrangement is not paid or refinanced at maturity, whether by acceleration or otherwise, or is declared due and payable prior to the stated maturity thereof by reason of default or other violation of the terms of any promissory note or agreement evidencing or governing such obligation, and Lessor has given Lessee an opportunity to either cure the purported Event of Default or supply information satisfactory to Lessor that it does not, in fact, exist;

this Lease shall be declared in default, immediately and without notice upon the occurrence of in Event of Default specified in clause (v) above, and in the case of any other Event of Default, upon Lessor at any time at its option subsequent to such Event of Default giving notice to Lessee that this Lease is declared in default. At any time after this Lease has been declared in default, Lessor may exercise one or more of the following remedies, to the extent not then prohibited by law, as Lessor in its sole discretion may elect:

                               (I)     to proceed by appropriate court action or
actions at law or in equity or in bankruptcy to enforce performance by Lessee of the covenants and terms of this Lease and/or to recover damages for the breach thereof,

                               (II)    to terminate or cancel this Lease upon
written notice to Lessee whereupon all rights of Lessee to use the Equipment shall immediately terminate, but Lessee shall not be relieved of any obligations under this Lease;

                               (III)   whether or not this Lease be so
terminated or canceled, and without notice to Lessee, to repossess and/or to render inoperable the Equipment wherever found, with or without legal process, and for this purpose Lessor and/or its agents may enter upon any premises of or under the control or jurisdiction of Lessee or any agent of Lessee without liability for suit, action or other proceeding by Lessee and remove the Equipment therefrom; Lessee hereby expressly waives any claims for damages occasioned by such repossession; LESSEE HEREBY EXPRESSLY WAIVES ANY RIGHT TO A JUDICIAL

HEARING WITH RESPECT TO REPOSSESSION OF THE EQUIPMENT AFTER AN EVENT OF DEFAULT;

                               (IV)    to hold or to use any Equipment returned
to Lessor or repossessed by Lessor for any purpose whatsoever, to sell any Equipment at a private or public, cash or credit sale, to re-lease any Equipment, in all the foregoing events free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction;

                               (V)     whether or not Lessor shall have
exercised, or shall hereafter at any time exercise, any of its other rights with respect to an item of the Equipment, upon written notice to Lessee, to demand that Lessee pay to Lessor, and Lessee shall pay to Lessor on the date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for such Equipment that prior to the Event of Default was to have been paid on Payment Dates subsequent to the date specified in such notice), the sum equal to the excess, if any, of 125% of the Stipulated Loss
             ---
Value for such item of Equipment computed as of the latest Payment Date when
                                                           ------------
all Basic Rent and Additional Rent then due and payable has been fully paid over whichever of the following three amounts Lessor, in its sole discretion, shall designate in such notice:

                               (A)     the present value of the fair market
     rental value (determined as hereafter provided in this Section) of such item of the Equipment for the remainder of the Lease Term as of the date specified in such notice, the present value to be computed on the basis of a seven percent per annum rate of discount from the respective dates upon which such rent would be paid,

                               (B)     the fair market sales value (determined
     as hereafter provided in this Section) of such item of Equipment as of the date specified in such notice, or

                               (C)     if Lessor shall have sold or re-leased
     any item of Equipment pursuant to clause (IV) above, the net proceeds of such sale or re-lease,

plus interest at the Default Interest Rate (a) on such sum from the such Payment
                                                       ---               -------
Date until paid and (b) on whichever of such three amounts is so designated by
----
Lessor from such Payment Date until whichever one of the following shall be
                 ------------
applicable to the designated amount: the time when the fair market rental or sales value shall have been so determined or the time when the Equipment shall have been sold or re-leased; and

                               (VI)    to forthwith recover from Lessee, and
Lessee shall be fully liable for, all Basic Rent that shall accrue until the date that the Equipment is returned to or repossessed by Lessor and any Additional Rent including collection fees, whenever accrued, and interest at the Default Interest Rate.

          In addition to the foregoing, Lessor may also recover from Lessee all costs and expenses arising out of Lessee's default, including, without limitation, expenses of repossession of the Equipment and the storage, inspection, repair, reconditioning, sale and re-leasing thereof, and reasonable attorneys' fees incurred by Lessor in exercising any of its rights or remedies hereunder. For the purposes of this Section only, "fair market rental value" and "fair market sales value" shall be determined by an appraisal of an independent appraiser chosen by Lessor, and the cost of any such appraisal shall be borne by Lessee. No remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity or in bankruptcy. Lessor shall have no duty to pay Lessee any surplus from sale or lease of the Equipment, or in the fair market rental or sales value of the Equipment, above all amounts payable by Lessee to Lessor. The exercise by Lessor of any one or more remedies shall not be deemed to preclude the simultaneous or later exercise by Lessor of any or all such previously exercised remedies and any and all other remedies.

          19.    Assignment and Transfer by Lessor.

                 (a) Lessor may at any time and from time to time assign to one or more security assignees (all herein called the "Secured Party" and also called an "Assignee") for the purpose of securing a loan to Lessor or for any other purpose, and at its sole discretion, may also sell or transfer to one or more Persons (herein called the "Transferee" and also called an "Assignee"), in any case subject to the rights of Lessee under this Lease but without notice to or consent of Lessee, this Lease, any other Transactional Documents, any or all of the Equipment, and all sums at any time due and to become due or at any time owing or payable by Lessee to Lessor under this Lease or pursuant to any or all of the Transactional Documents. The Secured Party shall not be obligated to perform any duty, covenant or condition required to be performed by Lessor under this Lease or any other Transactional Documents.

                 (b) Lessee agrees that notwithstanding any assignment to a Secured Party, each and every covenant, agreement, representation and warranty of Lessor under this Lease shall be and remain the sole liability of Lessor and of every successor in interest of Lessor (excluding any Secured Party) or, in the case of assignment to a Transferee, shall become and remain the sole liability of the Transferee if so agreed to by the Transferee and if not so agreed to shall be and remain the sole liability of Lessor. Lessee further agrees and acknowledges that any assignment, sale or transfer by Lessor could not and shall not materially change any duty or obligation of Lessee or materially increase any burden or risk of Lessee.

                 (c) Lessee further acknowledges and agrees that from and after the receipt by Lessee of written notice of an assignment from Lessor, Lessee shall comply with the directions or demands given in writing by the Secured Party or (to the extent not inconsistent with the directions or demands of the Secured Party) by the Transferee, and the Secured Party or Transferee shall have the right to exercise (either in its own name or in the name of Lessor) all rights, privileges, and remedies of Lessor provided for herein. Lessee agrees that any obligation to a Secured Party as a result of the assignment of this Lease to a Secured Party as aforesaid shall not be reduced or minimized by reason of any claim, defense, counterclaim, set-off, abatement, reduction or recoupment or other right that Lessee might otherwise have been able to assert against Lessor, any prior Assignee or any Transferee. After any assignment to a Secured Party and unless and until Lessee is otherwise notified by the Secured Party, this Lease may not be amended or modified, and no consent or waiver hereunder shall be effective, without the prior written consent of the Secured Party. Lessee agrees to execute and Lessor or any Transferee or Secured Party may record any instruments and documents relating to such assignment, mortgage or security interest desired by Lessor or any Transferee or Secured Party. Lessee shall promptly provide any such instruments and documents that are requested by Lessor or any Assignee including certificates indicating any claim, defense, counterclaim, set-off, abatement, reduction, recoupment or other right that Lessee may have against Lessor or any Assignee, the date to which Basic Rent has been paid under each Rental Schedule hereunder and that this Lease is in effect without default or amendment, or the extent of such default or amendment, as the case may be.

          20. Recording and Filing; Expenses. Lessee will, upon demand of Lessor, at Lessee's cost and expense, do and perform any other act and will execute, acknowledge, deliver, file, register, record and deposit (and will re-file, re-register, re-record or re-deposit whenever required) any and all instruments required by law or requested by Lessor (or any Assignee) including, without limitation, financing statements under the Uniform Commercial Code (which, notwithstanding the intent of Lessor and Lessee that this is a true lease, Lessor shall have the right to file wherever and whenever Lessor requires), for the purpose of providing proper protection to the satisfaction of Lessor (and/or any Assignee) of Lessor's title to any Equipment (and/or of any Assignee's security interest in the Equipment) or for the purpose of carrying out the intention of this Lease. Lessee will also pay, or will upon demand reimburse Lessor for, all reasonable costs and expenses incurred by Lessor in connection with this Lease, any other Transactional Documents, and any related transactions, closings, assignments, sales and transfers to any Secured Party or Transferee, enforcement of Lessor's rights under this Lease and the other Transactional Documents, proceedings involving Lessee or any Guarantor as a debtor under any chapter of the Bankruptcy Code, filings, the documentation of this and any related transactions, and fees and costs of attorneys for Lessor in connection therewith.

          21. Quiet Enjoyment. So long as no Event of Default has occurred and is continuing hereunder, Lessee shall have peaceful and quiet use and enjoyment of the Equipment during the Lease Term as against acts of Lessor or anyone claiming solely by, through or under Lessor including any Secured Party or Transferee.

          22.    Failure or Indulgence Not Waiver; Additional Rights of Lessor.

                 (a) No failure to exercise, and no delay in exercising, any right, power or remedy hereunder on the part of Lessor shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, to be effective, must be in writing. A waiver of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. Receipt by Lessor of any Basic Rent or Additional Rent with knowledge of the breach of any provision hereof shall not constitute a waiver of such breach.

                 (b) Lessor shall be entitled to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions hereof, to a decree compelling performance of any of the provisions hereof, and to any other remedy allowed in law or in equity.

          23. Sublease. Lessee shall not sublease the Equipment, relinquish possession of the Equipment, or assign, pledge or hypothecate this Lease or any of Lessee's rights or obligations hereunder, in whole or in part, without the prior written consent of Lessor. Nevertheless, any such sublease and the rents, profits and proceeds therefrom shall be the property of Lessor and, unless Lessor has consented to such sublease, Lessor within 30 days after receiving notice thereof in accordance with the provisions of this Master Lease on notices shall have the right to declare the sublease void from its purported commencement, to terminate the sublease or to accept the sublease. Any such attempted relinquishment of possession, assignment, pledge or hypothecation by Lessee without such consent shall be null and void. Lessor shall not unreasonably withhold its consent to an assignment by Lessee of its rights under this Lease.

          24. Purchase Obligation. Lessee shall be obligated to purchase all items of the Equipment then subject to a Rental Schedule at the expiration of the Primary Term for such items of the Equipment for a purchase price, payable in immediately available funds, equal to the Fair Market Value of such items which Fair Market Value Lessor and Lessee agree shall be equal to ten percent (10%) of the original Acquisition Cost of the Equipment, plus any applicable sales, excise or other taxes imposed as a result of such sale (other than net income taxes attributable to such sale). The purchase price hereunder for the Equipment subject to Rental Schedule No. 1 shall be $157,502.69, plus any applicable sales, excise or other taxes imposed as a result of such sale (other than net income taxes attributable to such sale). Lessor's sale of any item of the Equipment shall be on an "as-is", "where-is" basis, without any representation or warranty by or recourse to Lessor, as provided by the provisions of this Master Lease on disclaimer of warranties, and shall be subject to such additional terms and conditions as may be specified in file Rental Schedule.

          25. Prepayment Option. After at least 24 Basic Rent Payments shall have been made onevery Rental Schedule under this Master Lease for all of the Equipment, the Lessee shall have the right to prepay this Lease by making payment to the Lessor of the amount equal to the sum of all future payments of the Basic Rent and for the purchase of the Equipment at the end of the 48 month Lease Term, discounted at the rate of 6% per annum from the dates when such payments otherwise shall have been due, plus any applicable sales taxes and any other amounts then due and unpaid under the Lease.

          26. Notices. Any notice or other communication required or permitted to be given by either party hereto to the other party shall be deemed to have been given upon its receipt, in writing, by the receiving party at its address set forth below, or at such other address as the receiving party shall have furnished to the other party by notice pursuant to this Section.

     If to Lessee:         Cinema Ride, Inc.
                           12001 Ventura Place, Suite 340
                           Studio City, CA  91604

     If to Lessor:         FINOVA Technology Finance, Inc.
                           10 Waterside Drive
                           Farmington, CT  06032-3065

          27. Entire Agreement; Severability; Amendment or Cancellation of Lease. This Lease constitutes the complete and exclusive statement of the terms of the agreement between the parties with respect to the leasing of the Equipment and any sale of the Equipment by Lessor to Lessee. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. LESSEE ACKNOWLEDGES RECEIPT OF A COPY OF THIS MASTER LEASE. Lessor and Lessee agree that neither this Lease nor Lessee's acceptance or deemed acceptance of any or all of the Equipment may he canceled, waived, altered, amended, repudiated, terminated, rescinded, revoked or modified, except by a writing signed by Lessee and a duly authorized representative of Lessor.


                                       ______________________________
                                       Signature of Lessee

          28. Waiver of Jury. Lessor and Lessee waive any right and all right to trial by jury in any action or proceeding relating in any way to this Lease.

          29. Restriction of Limitation Periods and Damages. Any action for breach of warranty or in respect of or relating to the Equipment or this Lease that may be brought by Lessee against Lessor or any Assignee must be commenced within one year after the cause of action accrues. Lessee shall not make any claim in respect of or relating to the Equipment or this Lease against Lessor or any Assignee for special consequential or punitive damages.

          30. Governing Law; Consent to Jurisdiction and Service. This Lease shall be governed by and construed in accordance with the laws of the State of Connecticut (other than the conflicts of laws pro visions). Lessee agrees that any legal action or proceeding against Lessee in respect of or relating to this Lease or the Equipment may be brought in any state or federal court sitting in the city of Hartford in the State of Connecticut. Lessee hereby irrevocably consents and submits to the nonexclusive personal jurisdiction of said courts and irrevocably agrees that all claims in any such action or proceeding may be heard and determined in and enforced by any such court. Lessee irrevocably consents to the service of summons, notice, or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner set forth in the provisions of this Master Lease on notices.

          31. Lessor's Right to Perform for Lessee. If Lessee fails to duly and promptly perform any of its obligations under this Lease or fails to comply with any of the covenants or agreements contained herein, Lessor may itself perform such obligations or comply with such covenants or agreements, for the account of Lessee, without thereby waiving any default, and any amount paid or expense (including, without limitation, attorney's fees) reasonably incurred by Lessor in connection with such performance or compliance shall, together with interest thereon at the Default Interest Rate, be payable by Lessee to Lessor on demand.

          32. Agreement for Lease Only. Lessor and Lessee agree that this Lease is and is intended to be a true lease (and not a lease in the nature of a security interest) and further agree to treat this Lease as a true lease for all purposes, including, without limitation, tax purposes.

          33. Binding Effect. This Lease shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

          34. General. The captions in this Master Lease and each Rental Schedule are for convenience of reference only. There shall be only one original executed copy of this Master Lease and of each Rental Schedule. This Master Lease is and each Rental Schedule shall be executed in the State of Connecticut by Lessor's having countersigned the same in the State of Connecticut, and are to be and shall be performed in the State of Connecticut by reason of the requirements therein for payment by Lessee to Lessor to be made in the State of Connecticut.

          35. Definitions. The following terms, not elsewhere defined, shall have the following meanings for all purposes hereof:

          "Acquisition Cost" of any item of the Equipment shall mean an amount equal to the sum of (i) the purchase price of such item of the Equipment paid by Lessor pursuant to the purchase order for such item of the Equipment assigned to or given by Lessor, plus (ii) any excise, sales or use tax, freight, installation, set-up and other costs that are paid by Lessor on or with respect to such item of the Equipment on or about the time of Lessor's purchase of the Equipment or the Lease Commencement Date and that Lessor does not request Lessee to directly reimburse to Lessor.

          "Appraisal" shall mean the following procedure whereby recognized independent qualified equipment appraisers shall mutually agree upon the amount in question. The party seeking Appraisal shall deliver a written notice to that effect to the other party appointing its appraiser, and within 15 days after receipt of such notice, the other party shall, by written notice, appoint its appraiser. If within 15 days after appointment of the two appraisers as described above, the two appraisers are unable to agree upon the amount in question, a third appraiser shall be chosen within five days thereafter by mutual agreement of the first two appraisers, or if the first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by an authorized representative of the American Arbitration Association. The appraisal of the third appraiser shall be given within a period of ten days after the selection of the third appraiser. The average of the three appraisals arrived at by the three appraisers shall be binding and conclusive on Lessor and Lessee. Lessor and Lessee each shall pay the fees of the appraiser appointed by it and shall share equally the fees and expenses of the third appraiser, if any, and those of the American Arbitration Association, if applicable.

          "Certificate of Inspection and Acceptance" shall mean a certificate in the form designated by Lessor whereby Lessee evidences its acceptance of one or more items of the Equipment for lease hereun der.

          "Fair Market Value" shall mean, with respect to the Equipment in question, the amount which would be paid for that Equipment in an arm's-length sale transaction between an informed and willing buyer (not a used equipment or scrap dealer) who wants the Equipment to be as described in the next following sentence and is under no compulsion to buy, and an informed and willing seller under no compulsion to sell. In determining the Fair Market Value, it shall be assumed (whether or not the same be true) that the Equipment is fully operational, installed and in economically productive service and that all maintenance and repairs including upgrades, replacements and other services required by this Lease have been performed and that the Equipment is in such condition to comply fully with the requirements of this Lease, including provisions of this Master Lease governing the return of Equipment. The costs of removal from the location of current use and installation at another location for use shall not be a deduction in determining the Fair Market Value.

          "Guarantor" shall mean a guarantor of any or all of the obligations of Lessee pursuant to this Lease.

          "Guaranty" shall mean a writing containing a guaranty of any or all of the obligations of Lessee pursuant to this Lease.

          "Lease Commencement Date" with respect to an item of Equipment shall mean the date of commencement of the Lease Term of the item as provided by the applicable Rental Schedule.

          "Lease Term" with respect to an item of the Equipment shall mean the Primary Term plus any and all Renewal Terms plus any period during which Lessee retains the Equipment on a month-to-month basis pursuant to provisions of this Master Lease governing the return of the Equipment. The Lease Term shall include the Lease Commencement Date and the date on which the Lease Term ends.

          "Manufacturer" shall mean the Person that manufactures the item of the Equipment in question.

          "Master Lease" shall mean this Master Equipment Lease Agreement.

          "Person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a limited liability company, a trust, an estate, any incorporated organization or similar association, a government or political subdivision, or any other entity.

          "Rental Schedule" shall mean each schedule, executed by Lessor and Lessee pursuant to this Master Lease, providing for a description of some or all of the Equipment to be leased hereunder, the place or places where such Equipment shall be located, its Acquisition Cost, the Basic Rent payable by Lessee with respect thereto, the Primary Term thereof, the Lease Commencement Date with respect thereto, and such other matters as Lessor and Lessee may agree upon.

          "Stipulated Loss Value" shall mean the amounts specified in the Table of Stipulated Loss Values applicable to the items of the Equipment subject to a Rental Schedule, as provided by the Schedule B attached to the Rental Schedule. Except as otherwise provided in a writing signed by Lessor and Lessee, the Stipulated Loss Value immediately prior to the end of the Primary Term for any items of the Equipment shall be the Stipulated Loss Value throughout any Renewal Term(s) for such items, and thereafter until such items are returned to Lessor pursuant to the provisions of this Lease or purchased by Lessee pursuant to any then applicable purchase option provisions of this Lease.

          IN WITNESS WHEREOF, the duly authorized representatives of Lessor and Lessee have executed this Master Lease as of the date first above written.

LESSOR:                                LESSEE:
FINOVA TECHNOLOGY                      CINEMA RIDE, INC.
FINANCE, INC.

By: /s/ Linda Moschitto                By: /s/ Mitch Francis
   ------------------------               ---------------------------
Title: Director - Contract             Title: President
      ---------------------                  ------------------------
       Administration
      ---------------------
                                       ATTEST:

                                       By: /s/ Gary Packman
                                          ---------------------------
                                       Title: Secretary
                                             ------------------------

                              SECURITY AGREEMENT

          AGREEMENT dated as of December 12, 1996 (the "Agreement") between CINEMA RIDE, INC., a Delaware corporation with its executive office and principal place of business at 12001 Ventura Place, Suite 340, Studio City, California 91604 (the "Company"), and FINOVA TECHNOLOGY FINANCE, INC., a Delaware corporation with its executive office and principal place of business at 10 Waterside Drive, Farmington, Connecticut 06032-3065 ("FINOVA").

          1. Purpose of Agreement and Creation of Security Interest and Lien. The Company concurrently with the execution and delivery of this Agreement is entering into a Master Equipment Lease Agreement of even date herewith ("Master Lease"), as lessee, with FINOVA, as lessor, pursuant to which certain motion simulators and related equipment (the "Equipment") will be leased by FINOVA to the Company and the Company has and shall have obligations to FINOVA. As security for the obligations of the Company now existing or hereafter arising under the Master Lease and any and all Rental Schedules now or hereafter entered into thereunder (the Master Lease and all such Rental Schedules, the "Lease") including but not limited to the obligations of the Company upon FINOVA declaring the Lease in default or arising on or after an Event of Default as defined therein, and any and all other obligations now existing or hereafter arising of the Company to FINOVA including but not limited to obligations arising under this Agreement, the Company grants a security interest and a lien to FINOVA in the rights to use with the Equipment the existing and future films associated with the rides (all such rights hereinafter referred to as the "Assets"). FINOVA and the Company recognize that the Rights are nonexclusive and that the Company may continue to grant third parties nonexclusive licenses to use the Rights provided that such licenses shall not limit the use of the Rights as provided in the next sentence of this Agreement. In the event of a repossession of the Equipment or other disposition of the Equipment by or for FINOVA'S account, FINOVA shall have the power to grant assignable nonexclusive licenses to use any or all of the Rights with the Equipment.

          2. Location of Company and Assets. The executive office and principal place of business of the Company is and will continue to be at 12001 Ventura Place, Suite 340, Studio City, California 91604. The Assets are and shall continue to be located at The Forum Shops at Caesars, 3500 Las Vegas Blvd. South, Suite J-1, Las Vegas, Nevada and 1481 Broadway, New York, New York.

          3. Quiet Enjoyment. Until default hereunder, the Company shall be entitled to the possession of the Assets and the use and enjoyment of the same.

          4. Obligations Arising Under This Agreement. Obligations of the Company that arise under this Agreement and are, therefore, included among the obligations secured by the Assets are any costs and expenses incurred in collection of the obligations or enforcement of the covenants and undertakings of the Company in this Agreement, including any future advances made by FINOVA for taxes, levies, insurance, and repairs to or maintenance of or on the Assets, and the costs for performance by FINOVA of any of the covenants and undertakings of the Company under this Agreement that are not timely performed by the Company.

          5. Representations and Warranties by the Company. The Company represents and warrants that (i) the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and that such jurisdiction is Delaware, and is qualified and in good standing to do business wherever necessary to carry on its present business and operations, including the jurisdiction where the Assets are located; (ii) the Company has the power to enter into this Agreement and the other instruments and documents executed by the Company in connection herewith (together with this Agreement, the "Transactional Documents") and to pay and perform its obligations under the other Transactional Documents; (iii) the Transactional Documents have been duly authorized, executed and delivered by the Company pursuant to resolutions duly adopted by the Board of Directors of the Company and constitute the valid, legal and binding obligations of the Company enforceable in accordance with their terms; (iv) no vote or consent of, or notice to, the holders of any class of stock of the Company is required, or if required, such vote or consent has been obtained or given, to authorize the execution, delivery and performance of the Transactional Documents by the Company and the consummation by the Company of the transactions contemplated thereby, (v) neither the execution and delivery by the Company of the Transactional Documents nor the consummation by the Company of the transactions contemplated thereby, nor compliance by the Company with the provisions thereof, conflicts with or results in a breach of any of the provisions of the Certificate of Incorporation or By-laws of the Company, or of any applicable law, judgment, order, writ, injunction, decree, award, rule or regulation of any court, administrative agency or other governmental authority, or of any indenture, mortgage, deed of trust, other agreement or instrument of any nature to which the Company is a party or by which it is constituted, or constitutes a default under any thereof or will result in the creation of any lien, charge, security interest or other encumbrance upon any of the Assets, other than the security interest therein of FINOVA or any assignee of FINOVA, or upon any other right or property of the Company; (vi) no consent, approval, withholding of objection or other authorization of or by any court, administrative agency, other governmental authority or any other person is required, except such consents, approvals or other authorizations which have been duly obtained and are in full force and effect and copies of which have been furnished FINOVA, in connection with the execution, delivery or performance by the Company of the Transactional Documents or the performance by the Company of the transactions contemplated by the Transactional Documents; (vii) there are no actions, suits or proceedings pending, or, to the knowledge of the Company, threatened, in any court or before any administrative agency or other governmental authority against or affecting the Company, which if adversely decided would or could, individually or in the aggregate, materially and adversely affect the business, operations, property or financial condition of the Company or the ability of the Company to perform any of its obligations under the Transactional Documents;
(viii) no default or event or condition which upon the passage of time, the giving of notice, or both, would constitute a default under this Agreement exists or is continuing; (ix) the financial statements of the Company have been prepared in accordance with generally accepted accounting principles consistently applied and accurately and completely present the financial condition and the results of operations of the Company as of the dates of and for the periods covered by such statements; (x) there has been no material adverse change in the financial condition of the Company since the date of the Company's most recent financial statement, a true copy of which has been furnished to FINOVA by the Company; and (xi) the Company possesses any and all authorizations, certifications and licenses which are or may be required to use and operate the Assets.

          6.     General Indemnity.

                 (a) The Company shall indemnify FINOVA and its assigns, and the agents and representatives of FINOVA and its assigns, against, and agrees to defend, protect, save and keep them harmless from, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable attorneys' fees and expenses, of whatsoever kind and nature (including, without limitation, by way of strict or absolute liability), imposed on or incurred by or assessed against any of them and in any way relating to or arising out of the ordering, construction, installation, possession, use, maintenance, change, updating, reconditioning, licensing, operation, control or condition any or all of the Assets (including but not limited to latent and other defects, whether or not discoverable by FINOVA or the Company).

                 (b) The obligations of the Company under this Section shall survive the payment of all the obligations secured by this Agreement.

          7. Covenants and Agreements of the Company. The Company covenants and agrees that:

                 (a) Title. The Assets are not and shall not be subject to any security interest or to any lien or encumbrance other than that created by this Agreement. The Company will defend the Assets against the claims and demands of all persons other than FINOVA and any assigns of FINOVA.

                 (b) Transfer. The Company has not and will not sell, exchange, lease, rent, encumber, pledge or transfer the Assets by assignment, operation of law or otherwise, except that the Company may grant nonexclusive licenses in any or all of the Assets as provided in Section 1 of this Agreement. The Company shall not create any security interest or lien on any of the Assets (except that created by this Agreement) or otherwise dispose of the Assets or any of the Company's rights therein or under this Agreement.

                 (c) Maintenance, Taxes, Operation and Registration. The Assets will be maintained in good condition and repair and shall meet or exceed the maintenance and safety standards of a prudent owner/operator. The Company has paid and shall pay and discharge all taxes, levies, and other impositions on the Assets as well as the cost of repairs to or maintenance of the Assets and, if the Company fails to maintain the same, FINOVA may do so for the Company's account adding the amount paid by FINOVA to the obligations secured by this Agreement. The Company shall have the Assets regularly maintained by the manufacturers thereof or by appropriate factory authorized dealers. The Company shall register in compliance with applicable federal, state and local laws and regulations such lienholder rights as are requested from time to time by FINOVA or any assignee of FINOVA.

                 (d) Insurance. The Company has insured and shall insure its master copies of the Assets against such risks and casualties and in such amounts as FINOVA shall require, but for not less than such amounts as prudent obligors in a position similar to the Company would insure assets similar to the Assets. All insurance policies are and shall be written for the benefit of the Company and FINOVA as their interests may appear. Each such policy or certificate evidencing the same shall be delivered to FINOVA prior to the expiration of its predecessor. Should the Company fail to provide such insurance coverage, FINOVA may obtain coverage protecting interests of FINOVA and the Company, or the interest of FINOVA only, for part or all of the Lease Term or such period beyond the Lease Term as is required by this Agreement or by the insurance company issuing such coverage. The proceeds of such insurance shall be applied, at the option of the Company if no Event of Default shall exist, and otherwise at FINOVA's option, toward (i) replacement, restoration or repair of the Assets or

                        (ii) payment of the obligations of the Company to FINOVA. The Company hereby appoints FINOVA as the Company's attorney-in-fact to make claims for, receive payment of, and execute and endorse all documents, checks or drafts for loss or damage under any such policies.

                 (e) Location. The Company shall not change or permit the change of the locations for the assets specified in Section 2 of this Agreement without the prior written consent of FINOVA which consent shall not be unreasonably withheld, and will permit FINOVA to inspect the Assets at any time.

                 (f) Value of Assets. The Company shall not permit anything to be done that may impair the value of any of the Assets or the security intended to be afforded by this Agreement. FINOVA and its assigns shall have the right to inspect the Company's records with respect to the Assets.

                 (g) Filings. The Company shall pay all costs of filing any financing, continuation, or termination statements with respect to the security interest created by this Agreement and of recordation of this Agreement as a lien on the Assets. FINOVA is hereby appointed the Company's attorney-in-fact to do all acts and things which FINOVA may deem necessary to perfect and continue perfected the security interest created by this Agreement and to protect the Assets.

                 (h) Place of Business. The Company shall notify FINOVA not less than 15 days prior to any change in the location of the executive office and principal place of business of the Company from the location set forth at the head of this Agreement, the establishment of any new place of business, or any change in its premises or places of business, including of the place of business of the Company where the Assets are located, but no such notice shall waive any breach of this Agreement or any of the Transactional Documents resulting from such change or establishment.

                 (i) Use. The Company shall use the Assets exclusively in its present business unless FINOVA gives its written consent to another use.

                 (j) Possession. The Company is and shall be in possession of the master copies of the assets.

          8. Default and Remedies. In the event of a default in the payment of any of the obligations secured hereby or the existence of an Event of Default under the Lease or default in the due observance or performance of any of the covenants and obligations of the Company in this Agreement or any of the other Transactional Documents or if any of the representations and warranties of the Company to FINOVA shall prove to be materially false or misleading or if the Company shall become insolvent or shall be adjudicated bankrupt, or if bankruptcy, insolvency, reorganization, arrangement, debt adjustment, liquidation or receivership proceedings shall be instituted by or against the Company, and the Company shall consent to the same or admit in writing the material allegations of the petition filed in such proceedings or such proceedings shall not be dismissed within ten days after their institution: after the occurrence of any of the above events (any such occurrence, a "Default"), FINOVA may declare the Company in default under this Agreement and all the monetary obligations secured by this Agreement due and payable without formal demand or notice. From and after such declaration, FINOVA may sell, lease or otherwise dispose of any or all of the Assets. It is understood and agreed that this Agreement has been made and entered into pursuant to the Uniform Commercial Code and that FINOVA has all the rights and remedies accorded thereby. In addition to those rights, at FINOVA's discretion, the Company authorizes and empowers FINOVA, with the aid and assistance of any person or persons, with or without legal process, to enter any premises of the Company, or any other place or places where any of the master copies of the Assets or any tangible expressions of the Assets in the possession or control of the Company are or at any time shall be, and to take possession thereof, and to sell the same either in bulk or in parcels at public or private sale upon any of such premises or at such other place or places as FINOVA may designate, or to take and carry the Assets away and to sell and dispose of the same at public or private sale for cash or installment payments or by lease and either in bulk or in parcels, and at the same time to sell or dispose of all the right, title, and interest of the Company in and to the Assets, and out of the moneys collected therefrom to pay FINOVA any and all sums then owing to FINOVA that are secured by this Agreement, and all reasonable costs, fees, charges, and expenses in connection therewith, including counsel fees, and disbursements, premiums on bonds, custodian's fees, fees of public officers, and an auctioneer's fee of 15 percent on gross sale proceeds, any disbursements for advertising and labor, use and occupancy of premises, and any and all other disbursements made or incurred by FINOVA in connection with the taking, maintaining, storage, repair, refurbishment and disposition of the Assets, and all reasonable expenses (including reasonable counsel fees) incident to the enforcement of payment of any obligations of the Company to FINOVA by any means whatsoever, including but not limited to, formal means such as any suit or action or participation in, or in connection with, any case or proceeding under the Bankruptcy Code, or any successor statute thereto, rendering the excess (if any) to the Company or its successors or assigns. The Company shall be bound by the result of any sales or other dispositions made in accordance herewith. If for any reason the Assets shall fail to satisfy all of the foregoing items, the Company shall pay FINOVA the deficiency.

          9. Premises and Operations. At any time after a Default, (a) FINOVA may take possession of any premises of the Company and make any arrangement for the use of such premises by FINOVA, its assigns or third parties that FINOVA may choose with the landlords of such premises without hindrance or resulting claim for damages or offset by the Company, and (b) to the extent not prohibited by law, FINOVA may operate or arrange for the operation of any or all of the business that has been conducted by the Company.

          10. Assignment. FINOVA may at any time and from time to time assign the Lease and this Agreement. The Company may not assign any of its rights or obligations under this Agreement except to a permitted assign of the rights of the Company under the Lease.

          11. Expenses. The Company will pay, or will upon demand reimburse FINOVA for, all reasonable costs and expenses incurred by FINOVA in connection with this Agreement including, without limitation, closings, inspections, assignments to any assigns of FINOVA, enforcement of the rights of FINOVA hereunder, filings, the documentation of this transaction, and costs and expenses for attorneys for FINOVA and of travel in connection with any of the foregoing.

          12. Notices. Any notice, request or other communication required or permitted to be given by either party hereto to the other shall be in writing and shall be deemed to have been given upon hand delivery or mailing, certified mail postage prepaid, to the receiving party at its address set forth below, or to such other address as the receiving party shall have furnished to the other party by notice as herein provided.

If to the Company          Cinema Ride, Inc.
                           12001 Ventura Place, Suite 340
                           Studio City, CA 91604

If to FINOVA               FINOVA Technology Finance, Inc.
                           10 Waterside Drive
                           Farmington, CT 06032-3065

          13. Severability of Provision. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained in this Agreement.

          14. Waivers by Company. If FINOVA shall at any time obtain possession, either with or without legal process, or be entitled to possession of any of the Assets (as previously defined and described), it shall not be necessary for FINOVA to remove such Assets but the Company shall permit, and hereby authorizes and empowers FINOVA to keep, such Assets on any premises of the Company and to remove any locks thereon and to put its own locks on such premises or on any other premises where such Assets may be located until five days after the sale of such Assets. The Company waives any and all claims of any nature, kind, or description which it has or may claim to have against FINOVA or its representatives by reason of its or their taking possession of or selling any Assets.

          15. Waiver of Breach. The acceptance of any payments on the obligations secured by this Agreement by FINOVA after maturity, or the acceptance of one or more partial payments, or the waiver or condonation of any breach or default shall not constitute a waiver of any other or subsequent breach or default or prevent FINOVA from immediately pursuing any or all its remedies.

          16. Governing Law. This Agreement and the rights and remedies thereunder shall be governed by and construed in accordance with the laws of the State of Connecticut (other than conflicts of laws provisions).

          17. Assignment and Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. The Company shall not assign or transfer, or suffer to be transferred, by operation of law, agreement or otherwise, any of the Assets or its rights or obligations under this Agreement.

          18. Consent to Jurisdiction and Service. The Company agrees that any legal action or proceeding against it arising out of this Agreement may be brought to any state or federal court sitting in the City of Hartford in the State of Connecticut and hereby irrevocably consents and submits to the nonexclusive personal jurisdiction of said courts and irrevocably agrees that all claims in any such action or pro ceeding may be heard, determined in and enforced by any such court. The Company irrevocably consents to the service of summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner set forth in the provision of this Agreement on notices.

          19.    Waiver of Jury.  FINOVA and the Company each waive any and all
                                  ---------------------------------------------
right to trial by jury in any action or proceeding relating in
--------------------------------------------------------------
any way to this Agreement.  Witness the execution hereof the day and year first
-------------------------
above written.

ATTEST:                                CINEMA RIDE, INC.
                                       ----------------


                                       By__________________________
(SEAL)



______________________



ATTEST:                                FINOVA TECHNOLOGY FINANCE, INC.
                                       -------------------------------



                                       By___________________________
(SEAL)



_______________________



STATE OF
COUNTY OF


          On this 24th day of December, in the year 1996, before me, a notary public, personally appeared Mitch Francis, known to me to be the President of the corporation that executed the within instrument and the person who executed the within instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to a resolution of its board of directors and as its free act and deed.


                                       __________________________________
                                       SUSAN HARRISON
                                       Notary Public

          Commission # 1090227
          Notary Public - California
[Seal]    Los Angeles County
          My Comm. Expires Mar 14, 2000

                           CONSENT TO ASSIGNMENT OF
                           EQUIPMENT LEASE AGREEMENT


          This Consent to Assignment dated as of December 12, 1996, is made by and between FINOVA TECHNOLOGY FINANCE, INC. ("Lessor") and CINEMA RIDE, INC. ("Lessee"), and relates to a certain Master Equipment Lease Agreement dated December 12, 1996 (the "Master Lease") and all Rental Schedules thereunder between Lessor and Lessee (the Master Lease and Rental Schedules sometimes collectively referred to as the "Lease").

                                  WITNESSETH:

          WHEREAS, the terms of the Master Lease provide that the Lessor may assign the Lease, and all sums at any time due or to become due under the Lease, at any time to any assignee;

          WHEREAS, Lessee desires to lease certain equipment from Lessor pursuant to the terms of the Lease; and

          WHEREAS, Lessor is ready, willing and able to lease certain equipment to Lessee pursuant to the terms of the Lease.

          NOW, THEREFORE, in order to induce Lessor to enter into the Lease and in consideration of the promises and covenants contained herein, the parties agree as follows:

          1. Lessor hereby notifies and directs Lessee that Lessor intends to assign to one or more financial institutions (herein called the "Lender") all of its rights, but none of its obligations, under the Lease, including the right to receive all periodic rentals and other payments of every kind and nature payable under the Lease. Upon written notice from Lessor that such assignment has taken place, all periodic rentals payable under the Lease, commencing with the payment date specified in such notice (the "Rent Assignment Date"), shall be payable directly to Lender, unless otherwise provided, in the manner specified in such notice. All rent due prior to the Rent Assignment Date shall be payable to Lessor in accordance with the terms of the Lease. Lessee acknowledges that Lessor may assign different Rental Schedules to different Lenders.

          2. Lessee hereby acknowledges receipt of notification from Lessor of Lessor's intent to assign its rights under the Lease as described above. Lessee hereby consents to such assignment and agrees that upon request by Lessor, Lessee will execute and deliver to Lessor and Lender such other consents, acknowledgments and related documents as Lessor or Lender may reasonably request, covering the Lease and the equipment which is subject to the Lease (the "Equipment").

          3. Lessee, for itself, its successors and assigns represents, warrants and agrees as follows for the benefit of Lessor and Lender:

                        (i) the Equipment is in the possession and control of Lessee at the places described in the Lease;

                        (ii) there are no liens or judgments, suits or proceedings, pending or threatened, against Lessee which would adversely affect its ability to make payments under the Lease;

                        (iii) no approval, consent or withholding of objection is required from any governmental authority with respect to Lessee's performance under the Lease;

                        (iv) notwithstanding any breach of the Lease by Lessor, or the bankruptcy or insolvency of Lessor, or the failure of any security interest of Lessor or Lender in the Equipment, or any other circumstance whether similar or dissimilar to the foregoing, as long as Lessee's possession of the Equipment under the Lease is not impaired thereby Lessee shall be absolutely and unconditionally obligated to perform all terms and conditions of the Lease, and shall pay all amounts due under the Lease directly to Lender without abatement, reduction, counterclaim, defense or offset; Lessee's sole remedies for such breach of the Lease by Lessor being, to the extent permitted by the Lease, a claim for damages against Lessor, the vendor or the manufacturer of the Equipment, or all of them;

                        (v) Lessee will deliver duplicate copies of all notices and other communications given to or made by Lessee pursuant to the Lease to any Lender at the address set forth in the written notice to Lessee given pursuant to Section 1 hereof;

                        (vi) Lessee will not enter into any agreement amending, modifying, or terminating the Lease without the prior written consent of any Lender, and any such attempted agreement shall be void;

                        (vii) Lessee has not received notice of a prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents reserved thereunder, or of the Equipment;

                        (viii) Lessee has obtained property and public liability insurance as required by the Lease which names Lessor as loss payee or additional insured;

                        (ix) all financial statements of Lessee furnished and to be furnished to Lessor or Lender are and will be correct and complete in all respects and fairly present the financial condition and the results of operations of Lessee for the periods stated therein, and have been or will be prepared in conformity with generally accepted accounting principles consistently applied. Lessee acknowledges that all financial statements delivered and to be delivered to Lessor by Lessee have been and will be delivered to and relied upon by any Lender; and

                        (x) there has been no material adverse change in Lessee's financial condition since the date of the most recent financial statements furnished to Lessor.

          4. Lessee agrees with and acknowledges to Lessor that any assignment, sale or transfer by Lessor could not and shall not materially change any duty or obligation of Lessee or materially increase any burden or risk of Lessee.

          5. The terms and conditions of this Consent to Assignment shall be governed by and construed in accordance with the laws of the State of Connecticut.

          IN WITNESS WHEREOF, the parties have caused this Consent to Assignment to be executed by their duly authorized representatives.

                                       FINOVA TECHNOLOGY FINANCE, INC.
                                       (LESSOR)



                                       By _____________________________
                                       Its


                                       CINEMA RIDE, INC.
                                       (LESSEE)



                                       By _____________________________
                                       Its President

                                                               December 24, 1996


FINOVA Technology Finance, Inc.
10 Waterside Drive
Farmington, Connecticut 06032-3065

Gentlemen:

          I am counsel for CINEMA RIDE, INC. ("Seller") and have advised it in connection with the authorization, execution and delivery of the Sale and Leaseback Agreement (the "Agreement") dated December 12, 1996, between FINOVA Technology Finance, Inc., ("Buyer") and Seller (the Agreement and all documents related thereto including the Master Equipment Lease Agreement dated December 12, 1996, between Buyer as Lessor and Seller as Lessee (the "Lease"), Rental Schedule No. 1 under the Lease (the "Rental Schedule") and the Bill of Sale dated December 24, 1996, pursuant to which the Equipment ]eased under the Rental
Schedule is sold by Seller to Buyer are hereinafter referred to as the "Documents").

          In connection with this opinion, I have examined or caused to be examined the Documents and the Certificate of Incorporation, By-Laws and records of corporate proceedings of Seller and such other records and documents, and have made such investigations of law, as I have deemed necessary.

          Upon the basis of the foregoing, it is my opinion that:

          1. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified and in good standing to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or will be installed.

          2. Seller has full power to enter into the Documents and to engage in the transactions contemplated by the Documents.

          3. The person who has executed and delivered the Agreement, Lease and Rental Schedule and who shall execute and deliver the Bill of Sale has the authority to bind Seller.

          4. The execution, delivery and performance of the Agreement, Bill of Sale, Lease and Rental Schedule and the sale and leaseback of the Equipment by Seller pursuant to the Documents will not conflict with or be a breach of any provisions of the Certificate of Incorporation or By-Laws of Seller or any law (including fraudulent conveyance and bulk sales laws), judgment, writ, injunction, decree, award, rule or regulation of any court, administrative agency or other governmental authority, or of any agreement to which Seller is a party or by which it is bound, or constitute a default under any thereof.

          5. The Agreement, Lease and Rental Schedule are, and the Bill of Sale, when executed and delivered to Buyer, will be, duly authorized, valid, legal and binding agreements of Seller enforceable against Seller in accordance with the respective terms thereof and enforceable against the creditors of Seller and purchasers from the creditors of Seller.

          6. Neither the execution and delivery by Seller of the Agreement and the other Documents nor the performance by Seller contemplated by the Agreement and the other Documents result in the creation (other than in favor of Buyer) of any lien, charge, security interest or other encumbrance upon any of the Equipment or conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under any indenture, mortgage, deed of trust or other instrument of which I have knowledge (after reasonable investigation) to which Seller is a party or by which it or its property is bound or affected.

          7. No filing, giving of notice or publication is required in connection with the sale and leaseback or if required such filing, notice or publication has been duly made or given.

          8. No vote or consent of, or notice to, the holders of any class of stock of Seller is required, or if required, such vote, consent or notice has been obtained or given, to authorize the execution, delivery and performance by Seller of the Agreement, Bill of Sale, Lease and Rental Schedule.

          9. Seller has and is transferring to Buyer title to the Equipment free and clear of all liens and encumbrances of any kind or description. In giving this opinion, liens arising by law for unpaid state and local taxes of Lessee are specifically covered, and copies of the relevant tax clearances upon which this opinion relies are attached hereto.

          10. No consent, approval, withholding of objection or other authorization of or by any court, administrative agency, other governmental authority or any other person is required, except such consents, approvals or other authorizations which have been duly obtained and are in full force and effect, in connection with the execution, delivery or performance by Seller of, or the consummation by Seller of the transactions contemplated by, the Documents.

          11. After reasonable investigation, I know of no actions, suits or proceedings pending or threatened in any court or before any administrative agency or other governmental authority against or affecting Seller which, if adversely determined, will or could, individually or in the aggregate, materially and adversely affect the business, operations, property or financial condition of Seller, or the ability of Seller to perform its obligations under the Documents.

          12. Seller possesses any and all authorizations, certifications and licenses which are or may be required for Seller to use and operate the sold and leased back Equipment as Lessee under the Lease.

          13. After reasonable investigation, I know of no Event of Default under the Lease or event or condition which with the passage of time, the giving of notice, or both, would constitute such Event of Default, that exists or is continuing.

          This opinion may be relied upon only by Buyer and its lenders and assigns.


                                       Very truly yours,


                                       _______________________________
Enclosure

                                 BILL OF SALE


          CINEMA RIDE, INC. (hereinafter referred to as "Seller"), in consideration of the sum of $1,575,026.88 and other good and valuable consideration paid by FINOVA Technology Finance, Inc. (hereinafter referred to as "Buyer"), does hereby sell, grant, transfer, assign and convey to Buyer all right, title and interest of Seller in and to the property described in Schedule A hereto (hereinafter referred to as the "Equipment").

          Seller warrants that there are no liens or encumbrances on the Equipment and that Seller is transferring title to the Equipment free and clear of all liens and encumbrances, and Seller does hereby bind and obligate itself to forever warrant and defend all and singular the Equipment unto Buyer, its successors and assigns, against the claims and demands of all persons.

          To the extent assignable, Seller hereby assigns to Buyer all of Seller's rights and interests in and to any manufacturer's warranties covering any or all of the Equipment.

          IN WITNESS WHEREOF, Seller has caused these presents to be executed and attested to by its officers thereunto duly authorized on this 24th day of December, 1996.



                                       CINEMA RIDE, INC.
                                       -----------------
                                       (Seller)


                                       By:______________________________
                                       Title:___________________________




ATTEST:



________________________
By: Gary Packman
Title: Secretary

                                  Schedule A

                                      to

                     Bill of Sale dated December 24, 1996


The Equipment consists of the following:

Machine-Model/                    Serial                   Acquisition
Feature            Description    Number    Quantity          Cost
-------------      -----------    ------    --------       -----------

     Ride Simulators Plus Improvements          4           $  857,142.84
           Nevada Sales & Use Tax (7%)                      $   75,026.88


Equipment Location:  Las Vegas, NV


     Ride Simulators Plus Improvements          3           $  642,857.13

Equipment Location:  New York, NY


Total Acquisition Cost...................................   $1,575,026.88

                           CERTIFICATE OF INCUMBENCY
                           -------------------------


          I, Gary Packman, Secretary of Cinema Ride, Inc., a Delaware corporation (hereinafter called the "Corporation"), do hereby certify to FINOVA Technology Finance, Inc. that the resolutions attached hereto were duly adopted by the Board of Directors of the Corporation on December 24, 1996, that such resolutions are in accord with the bylaws and the charter documents of the Corporation as in effect on that date, that such resolutions are duly recorded in the minute book of the Corporation, and that such resolutions have not been amended or rescinded or superseded and are in full force and effect on this date.

          I further certify that the charter documents and the bylaws of the Corporation and the applicable laws and regulations governing the Corporation do not require the vote or consent of or notice to any shareholders of the Corporation to authorize the transactions contemplated by the attached resolutions.

          I further certify that the persons listed below are duly elected and acting officers of the Corporation in the capacities set forth opposite their names, and that the signatures opposite their names are their genuine signatures.

     Names                   Titles                        Signatures
     -----                   ------                        ----------
                              Chairman
                              C.E.O.
Mitch Francis                 President
-------------------------------------------------------------------------------

                              Secretary
                              C.O.B.
Gary Packman                  Executive V.P.
-------------------------------------------------------------------------------


          IN WITNESS WHEREOF, I have set my hand and seal of the Corporation this 24th day of December, 1996.



                                       _________________________________
                                       Secretary

(seal)

                      RESOLUTIONS FOR SALE AND LEASEBACK
                      ----------------------------------


Resolved: That sale to and the leaseback from FINOVA Technology Finance, Inc. ("FINOVA") by the Corporation of certain personal property as described in the Sale and Leaseback Agreement (the "Agreement") and the Master Equipment Lease Agreement (the "Lease"), both dated December 12, 1996, between the Corporation and FINOVA and in the related Rental Schedules and exhibits contemplated by the Agreement and the Lease including the proposed Bills of Sale, copies of which have been presented to and reviewed by the directors on this date and which shall be attached to the minutes of this meeting as Exhibit A, be, and such sale and leaseback hereby is, authorized and approved.


Resolved: That the terms and conditions set forth in the Agreement and in the Lease and the related form of Rental Schedules and exhibits are hereby authorized, ratified, confirmed and approved.


Resolved: That the execution and delivery to FINOVA of the Agreement and the Lease, together with the Rental Schedules, exhibits, and other documents referred to therein, by Mitch Francis and Gary Packman, of the Corporation, or either one of them, on behalf of the Corporation be, and such execution and delivery hereby are, authorized, ratified, confirmed and approved, and the performance by the Corporation of its obligations under the Agreement and the Lease and such Rental Schedules, exhibits, Bills of Sale and other documents be, and they hereby are, authorized and approved.


Resolved: That Mitch Francis and Gary Packman, or either one of them, and each and any of the other officers of the Corporation, be, and each of them hereby is, authorized and directed to take all such further action, and to execute and deliver all such further documents and instruments, as may be necessary and/or appropriate to carry out the terms of and fulfill the obligations of the Corporation under the Agreement and under the Lease and its related schedules, exhibits and other documents, including the Bills of Sale under the Agreement and the Rental Schedules under the Lease.


Resolved: That FINOVA and any assigns of FINOVA may rely on the foregoing resolutions as authority for the actions taken by the Corporation pursuant to said resolutions prior to such time when written notice of the revocation, rescission, amendment, modification, supersession, or other change of said resolutions is delivered by the Corporation to FINOVA and to any assigns of FINOVA whose identity and address shall have been provided to the Corporation in writing.

A SECURITY INTEREST IN THIS RENTAL SCHEDULE TO BE PERFECTED BY POSSESSION MAY ONLY BE PERFECTED BY POSSESSION OF THE ONE SIGNED COPY OF THIS RENTAL SCHEDULE.

                             RENTAL SCHEDULE NO. 1


With respect to that certain Master Equipment Lease Agreement dated December 12, 1996 (the "Master Lease") between FINOVA Technology Finance, Inc. ("Lessor") and CINEMA RIDE, INC. ("Lessee"), Lessor and Lessee agree as follows, and that the following terms have the following meanings:

          1.     INSTALLATION SITE:  As described in Schedule A attached hereto.
                 -----------------

          2.     PRIMARY TERM:  Forty-eight (48) calendar months (plus, if
                 ------------
applicable, any partial month commencing on the Lease Commencement Date).

          3.     PAYMENT:  Except as otherwise specified in this Rental
                 -------
Schedule, payments of Basic Rent and Additional Rent made pursuant to this Rental Schedule shall be made monthly and shall be due and payable in advance on the first day of each calendar month (each such date being hereinafter called a "Payment Date"); provided, however, that Lessee shall pay to Lessor the Basic Rent for the first and last full calendar month of the Lease Term at the time that Lessee furnishes to Lessor this Rental Schedule executed by Lessee. If the Lease Commencement Date shall be other than the first day of a calendar month, the Basic Rent for such partial month of the Lease Term shall be an amount equal to one-thirtieth (1/30th) of the monthly Basic Rent set forth in this Rental Schedule multiplied by the number of days in Such partial month, and such partial month's rent shall be payable on the first day of the first full calendar month of the Lease Term. Payment of Basic Rent and Additional Rent shall be made to Lessor at the following address: FINOVA Technology Finance, Inc., 10 Waterside Drive, Farmington, CT 06032-3065 or at such other address where Lessor notifies Lessee to make payment.

          4.     ACQUISITION COST:  $1,575,026.88. The amount of Basic Rent has
                 ----------------
been established based on Lessor's estimate that the aggregate Acquisition Cost for the Equipment shall be the above amount. In the event that the actual aggregate Acquisition Cost differs from the above amount, the amount of the Basic Rent shall be adjusted as described below and Lessee authorizes Lessor to so adjust the amount of said Basic Rent set forth in this Rental Schedule. Lessor will inform Lessee in writing of any such adjustments. The Acquisition Cost for individual items of the Equipment (if any) is set forth on Schedule A attached hereto.

          5.     BASIC RENT:  For each full calendar month $41,031.03 (plus
                 ----------
applicable sales/use tax), except as it may be changed by (i) a change in the Acquisition Cost as defined above, or (ii) an adjustment in the Lease Rate Factor due to a change in the Base Rate, both as defined below. The Basic Rent is calculated by multiplying the Acquisition Cost by the Lease Rate Factor. If the Acquisition Cost differs from the amount described above, or if the Lease Rate Factor is adjusted as described below, the Basic Rent shall be recalculated using the actual Acquisition Cost and the Lease Rate Factor as adjusted. Lessee acknowledges that at or before the execution of this Rental Schedule, Lessor offered to sell the Equipment to Lessee as and to the extent provided by this Lease for both a cash price and a credit or time price and Lessee chose the higher time price.

          6.     LEASE RATE FACTOR:  The Lease Rate Factor is $26.051 per $1,000
                 -----------------
of Acquisition Cost, subject to adjustment as follows. Lessor reserves the right to increase the amount of the monthly payment of Basic Rent as of the Lease Commencement Date proportionally to any increase in the weekly average of the interest rates of three-year U.S. Treasury Securities (the "Base Rate") from the week ended October 4, 1996 to the week preceding the Lease Commencement Date, as published in the Federal Reserve Statistical Release H.15. The Lease Rate Factor will become fixed for the Lease Term as of the Lease Commencement Date.

          7.     SUPPLIER:  As described in Schedule A attached hereto.
                 --------

          8.     DESCRIPTION OF EQUIPMENT:  As described in Schedule A attached
                 ------------------------
hereto.

          9.     LEASE COMMENCEMENT DATE:  The Lease Commencement Date shall be
                 -----------------------
the date of acceptance of the Equipment by Lessee, but such acceptance may not occur later than December 31, 1996 without the express written consent of Lessor.

          10.    STIPULATED LOSS VALUES:  See Schedule B attached hereto.
                 ----------------------

          11.    INCORPORATION OF MASTER LEASE:  The provisions of the Master
                 -----------------------------
Lease are hereby incorporated and made a part of this Rental Schedule.

IN WITNESS WHEREOF, the parties hereto have caused this Rental Schedule to be executed by their duly authorized representatives.

LESSOR:                                LESSEE:
FINOVA TECHNOLOGY FINANCE, INC.        CINEMA RIDE, INC

By:                                    By:
   ----------------------------           --------------------------------

Title:                                 Title: President
      -------------------------              -----------------------------

Date:                                  Date:  12/24/96
     --------------------------             ------------------------------

                                  SCHEDULE A

                  CINEMA RIDE, INC. EQUIPMENT LOCATED WITHIN
                          THE FORUM SHOPS AT CAESARS
                     3500 LAS VEGAS BLVD. SOUTH, SUITE J-1
                               LAS VEGAS, NEVADA


QUANTITY       ITEM DESCRIPTION
--------       ----------------

   4           15-Seat Capsules with Seatbelts as follows:
               Unit #1 Identification: MSI-SN-2430-B055
               Unit #2 Identification: MSI-SN-2430-B069
               Unit #3 Identification: MSI-SN-2430-B070
               Unit #4 Identification: MSI-SN-2430-B071

   4 Electronic Equipment Racks each containing 1 Show Control System, 1 Programmable Logic Computer, 3 Laser Disc Players, 1 4-Channel Digital Sound System with Amplifier, 7 Speakers and Graphic Equalizer

   4 Flat Silver-Coated Screens (per specifications of approximately 7 feet wide and 5 feet height at a 3:4 aspect ratio)

   4           Fan/Wind Systems

   8           Video Projectors

   4 Pilot Operations Consoles each containing 4 Video Cameras, 1 Monitor, 1 Speaker, 1 Amplifier and 1 Slow-Scan Recorder

   8           Retractable Stairways and Platforms

                      CINEMA RIDE, INC. EQUIPMENT LOCATED
                     AT 1481 BROADWAY, NEW YORK, NEW YORK:


QUANTITY       ITEM DESCRIPTION
--------       ----------------

   3           15-Seat Capsules with Seatbelts as follows:
               Unit #1 Identification: MSI-SN-2579-B080
               Unit #2 Identification: MSI-SN-2579-B081
               Unit #3 Identification: MSI-SN-2579-B082

   3 Electronic Equipment Racks each containing 1 Show Control System, 1 Programmable Logic Computer, 3 Laser Disc Players, I 4-Channel Digital Sound System with Amplifier, 7 Speakers and Graphic Equalizer

   3 Flat Silver-Coated Screens (per specifications of approximately 7 feet wide and 5 feet height at a 3:4 aspect ratio)

   3           Fan/Wind Systems

   6           Video Projectors

   3 Pilot Operations Consoles each containing 4 Video Cameras, 1 Monitor, 1 Speaker, I Amplifier and 1 Slow-Scan Recorder

   6           Retractable Stairways and Platforms

                                  SCHEDULE B
                                  ----------

                        TABLE OF STIPULATED LOSS VALUES


This is Schedule B to Rental Schedule No. 1 to Master Equipment Lease Agreement dated December 12, 1996 between FINOVA TECHNOLOGY FINANCE, INC. ("Lessor") and CINEMA RIDE, INC. ("Lessee").

Stipulated Loss Values for each item of Equipment shall be determined by multiplying Acquisition Cost for such item (as set forth in the Rental Schedule) by the percentage shown below for the applicable Payment Date:

If Casualty                    If Casualty
Occurrence                     Occurrence
Occurs On                       Occurs On
Or After         Percentage     Or After     Percentage
Payment No.        Amount      Payment No.     Amount
-----------      -----------   -----------   ----------

    1               119.352%       25            67.944%
    2               117.330%       26            65.666%
    3               115.299%       27            63.376%
    4               113.257%       28            61.075%
    5               111.205%       29            58.762%
    6               109.143%       30            56.438%
    7               107.071%       31            54.102%
    8               104.988%       32            51.754%
    9               102.895%       33            49.395%
    10              100.791%       34            47.024%
    11               98.677%       35            44.641%
    12               96.552%       36            42.246%
    13               94.417%       37            39.839%
    14               92.271%       38            37.420%
    15               90.114%       39            34.989%
    16               87.947%       40            32.546%
    17               85.768%       41            30.090%
    18               83.579%       42            27.623%
    19               81.379%       43            25.143%
    20               79.167%       44            22.650%
    21               76.945%       45            20.145%
    22               74.712%       46            17.628%
    23               72.467%       47            15.098%
    24               70.211%       48            12.555%

If Casualty Occurs Prior to Payment No. 1   119.352%

                   Certificate of Inspection and Acceptance
                   ----------------------------------------



I hereby certify that:

(1) I am the duly elected, qualified and presently serving as President of CINEMA RIDE, INC. (the "Lessee");

(2) All equipment leased by Lessee from FINOVA TECHNOLOGY FINANCE, INC. (the "Lessor") pursuant to Rental Schedule No. 1 (the "Schedule") of that certain Master Equipment Lease Agreement between Lessee and Lessor dated December 12, 1996 (the "Lease"), including all software the use of which is licensed to Lessee by reason of the Lease, has been delivered to Lessee at the Installation Site specified in the Schedule, has been installed and tested by Lessee and has been found satisfactory and unconditionally accepted by Lessee for all purposes of the Lease on this ___ day of December, 19__; and

(3)    The equipment conforms to the list set forth in the Schedule.



                                       CINEMA RIDE, INC.
                                       ----------------



                                       By:
                                          -------------------------------------

                                       Title:  President
                                             ----------------------------------

                                  SCHEDULE A

                                      TO

                             RENTAL SCHEDULE NO. 1

                          CINEMA RIDE, INC. (LESSEE)
                   FINOVA TECHNOLOGY FINANCE, INC. (LESSOR)


The Equipment consists of the following:

Machine-Model/                    Serial                   Acquisition
Feature            Description    Number    Quantity          Cost
-------------      -----------    -------   --------       ------------

     Ride Simulators Plus Improvements          4           $  857,142.84
                Nevada Sales & Use Tax (7%)                 $   75,026.88

Equipment Location:  Las Vegas, NV


     Ride Simulators Plus Improvements          3           $  642,857.13

Equipment Location:  New York, NY


Total Acquisition Cost...................................   $1,575,026.88


Lessee hereby authorizes the Lessor to fill in the serial numbers for the units set forth above on this Schedule and on any Uniform Commercial Code Financing Statements filed with respect to such units, when such numbers are available for any unit.

                         SALE AND LEASEBACK AGREEMENT
                         ----------------------------


          This Sale and Leaseback Agreement is entered into as of the 12th day of December, 1996, by and between Cinema Ride, Inc., a Delaware corporation with its principal place of business at 12001 Ventura Place, Suite 340, Studio City, California 91604 (hereinafter referred to as "Seller"), and FINOVA Technology Finance, Inc., a Delaware corporation with its principal place of business at 10 Waterside Drive, Farmington, Connecticut 06032-3065 (hereinafter referred to as "Buyer").

          WHEREAS, Seller desires to sell to Buyer the personal property listed in Schedule A attached hereto (such listed personal property being hereinafter referred to as the "Equipment"), and

          WHEREAS, Seller desires to use the Equipment for the exclusive benefit of Seller under the terms and conditions of the Master Equipment Lease Agreement dated December 12, 1996, between Buyer (as Lessor) and Seller (as Lessee) and Rental Schedule No. 1 thereunder (hereinafter referred to together as the "Lease"),

          NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the parties agree as follows:

          1. Buyer agrees to purchase the Equipment from Seller, and to lease the Equipment to Seller pursuant to the terms and conditions contained in the Lease. The Purchase Date for the Equipment and the date that title to the Equipment shall pass from Seller to Buyer shall correspond with the Lease Commencement Date as defined in the Lease.

          2. Buyer and Seller agree that the Purchase Price of the Equipment is $1,575,026.88, which amount shall be payable to Seller by Buyer on the Purchase Date.

          3. Seller agrees that upon payment by Buyer of the Purchase Price, Seller will deliver to Buyer a Bill of Sale, in the form attached hereto as Exhibit A (the "Bill of Sale"), which will convey to Buyer good and marketable title to the Equipment, free and clear of all liens and encumbrances of any kind or description. Seller also agrees to provide Buyer with copies of all documentation received or executed by Seller upon the original acquisition of the Equipment by Seller.

          4. Buyer and Seller agree that the warranties, covenants and agreements herein contained shall survive the passing of title.

          5. Seller agrees to pay any and all applicable Federal, state, county or local taxes and any and all present or future taxes or other governmental charges levied upon or created by the sale of the Equipment hereunder, including sales, use, or occupation taxes due upon the purchase by Buyer.

          6.     To induce Buyer to enter into this Sale and Leaseback
Agreement ("this Agreement") and with the knowledge that Buyer is doing so in reliance upon these representations and warranties, Seller represents and warrants to Buyer that (i) Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power to enter into this Agreement; (ii) the person who has executed this Agreement and who shall execute the Bill of Sale has the authority to bind Seller; (iii) the execution, delivery and performance of this Agreement and the sale and leaseback of the Equipment by Seller pursuant to the Lease will not conflict with or be a breach of any provisions of the Certificate of

Incorporation or By-Laws of Seller or any law (including fraudulent conveyance laws), judgment, writ, injunction, decree, award, rule or regulation of any court, administrative agency or other governmental authority, or of any indenture or other agreement to which Seller is a party or by which it is bound, or constitute a default under any thereof, (iv) this Agreement and the Bill of Sale, when executed and delivered to Buyer, will be a duly authorized, valid and binding agreement of Seller enforceable against Seller in accordance with the respective terms thereof and enforceable against purchasers from and creditors of Seller; (v) no filing, giving of notice or publication is required in connection with the sale and leaseback or if required such filing, notice or publication has been duly made and given; (vi) no vote or consent of, or notice to, the holders of any class of stock of Seller is required, or if required, such vote, consent or notice has been obtained or given, to authorize the execution, delivery and performance of this Agreement and the Bill of Sale by Seller; (vii) Seller has and is transferring to Buyer title to the Equipment free and clear of all liens and encumbrances of any kind or description; and
(viii) no consent, approval, withholding of objection or other authorization of or by any court, administrative agency, other governmental authority or any other person is required, except such consents, approvals or other authorizations which have been duly obtained and are in full force and effect, in connection with the execution, delivery or performance by Seller or the consummation by Seller, of the transactions contemplated by this Agreement. Seller hereby agrees to deliver to Buyer, upon the Lease Commencement Date of the Lease, an opinion of Seller's counsel, in the form attached hereto as Exhibit B, to the effect that the above representations of Seller are true and correct.

          7. Seller warrants that it has taken all action necessary to obtain all agreements, warranties and indemnifications applicable to the Equipment which are normally provided by the manufacturer to its customers. Seller hereby assigns to Buyer all of its right, title and interest in and to all such agreements, warranties and indemnifications. Seller warrants that all such agreements, warranties and indemnifications are assignable to Buyer.

          8. Buyer and Seller agree that this Agreement and all documents attached hereto shall inure to the benefit of and shall be binding upon Seller and Buyer, their subsidiaries, successors and assigns, except that the assignee of Buyer shall not be required to perform any of the obligations of Buyer and any assignment by Buyer shall not relieve Buyer of its obligations hereunder. Seller shall not assign any interest in this Agreement or in the documents attached hereto without Buyer's written consent.

          9. Seller agrees that all obligations of Buyer are expressly contingent and conditional upon: (a) Seller executing and delivering the Lease for the Equipment in a form which will constitute a valid, binding and legal obligation and agreement of Seller and which is acceptable to Buyer; (b) Seller executing a written Certificate of Inspection and Acceptance in the form required by the Lease; and (c) Seller delivering any and all instruments required by Buyer under the Lease in a form acceptable to Buyer.

          10. The entire agreement between the parties with respect to the subject matter hereof is contained in this Agreement and the Lease and the Schedules and Exhibits referenced herein and therein. There are no understandings, agreements, representations or warranties, express or implied, respecting this Agreement or the Lease or the Equipment purchased hereunder and leased thereunder except as specifically set forth in this Agreement, the Lease, and the Schedules and exhibits hereto and thereto. Buyer shall not be liable for any indirect, special or consequential damages, in connection with or arising out of the furnishing, performance or use of any item of the Equipment or services provided for in this Agreement, nor shall Buyer be liable in whole or in part for any event beyond its control.

          11. Any notice or other communication required or permitted to be given by either party hereto to the other party shall be deemed to have been given upon its receipt, in writing, by the receiving party at its address set forth below, or at such other address as the receiving party shall have furnished to the other party by notice pursuant to this paragraph.

          If to Seller     Cinema Ride, Inc.
                           12001 Ventura Place, Suite 340
                           Studio City, CA 91604


          If to Buyer      FINOVA Technology Finance, Inc.
                           10 Waterside Drive
                           Farmington, CT 06032-3065

          12. Buyer and Seller agree that this Agreement and the Bill of Sale shall be governed by and construed in accordance with the laws of the State of Connecticut (other than the conflicts of laws provisions) and that any legal action or proceeding arising out of this Agreement or the Bill of Sale may be brought to any state or federal court sitting in the county of Hartford in the State of Connecticut. Buyer and Seller hereby irrevocably consent and submit to the nonexclusive personal jurisdiction of said courts and irrevocably agree that all claims in any such action or proceeding may be heard, determined in and enforced by any such court. Seller irrevocably consents to the service of summons, notice, or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner set forth in the provisions of this Agreement on notices.

          13. Buyer and Seller waive any and all right to trial by jury in any action or proceeding relating in any way to this Agreement or the Bill of Sale.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date set forth below by their duly authorized corporate officers.


FINOVA TECHNOLOGY FINANCE, INC.        CINEMA RIDE, INC. ("Seller")
("Buyer")


By:                                    By:
   ------------------------------         ----------------------------------
Name (typed):                          Name (typed:)  Mitch Francis
             --------------------                     ----------------------
Title:                                 Title:  President
      ---------------------------             ------------------------------
Date:                                  Date:   12/24/96
     ----------------------------             ------------------------------

Attachments:

Exhibit A - Bill of Sale
Exhibit B - Opinion of Counsel for Seller/Lessee
Schedule A - List of Equipment

                                   EXHIBIT A
                                 BILL OF SALE



          Cinema Ride, Inc. (hereinafter referred to as "Seller"), in consideration of the sum of $1,575,026.88 and other good and valuable consideration paid by FINOVA Technology Finance, Inc. (hereinafter referred to as "Buyer"), does hereby sell, grant, transfer, assign and convey to Buyer all right, title and interest of Seller in and to the property described in Schedule A hereto (hereinafter referred to as the "Equipment").

          Seller warrants that there are no liens or encumbrances on the Equipment and that Seller is transferring title to the Equipment free and clear of all liens and encumbrances, and Seller does hereby bind and obligate itself to forever warrant and defend all and singular the Equipment unto Buyer, its successors and assigns, against the claims and demands of all persons.

          To the extent assignable, Seller hereby assigns to Buyer all of Seller's rights and interests in and to any manufacturer's warranties covering any or all of the Equipment.

          IN WITNESS WHEREOF, Seller has caused these presents to be executed and attested to by its officers thereunto duly authorized on this 24th day of December, 1996.



                                       CINEMA RIDE, INC.
                                       ----------------
                                       (Seller)



                                       By:
                                          -------------------------------------
                                       Title: President
                                             ----------------------------------


ATTEST:


--------------------------
By: Gary Packman
   -----------------------
Title: Secretary
      --------------------

                            AUTHORIZATION BY LESSEE
                   TO WITHHOLD SUMS FROM SALE AND LEASEBACK



                               December 24, 1996



FINOVA Technology Finance, Inc.
10 Waterside Drive
Farmington, CT 06032-3065

Dear Sirs:

          Cinema Ride, Inc. hereby instructs you to retain the net amount of $_______________ from the proceeds of our sale and leaseback from your company pursuant to our Sale and Leaseback Agreement dated December 12, 1996, and to apply the foregoing amount of $75,026.88 for the sales tax due to the Nevada Department of Taxation, $_________________ for the first and last full calendar month's rental payments, $______________ for the interim rental payment, $_________________ to the New York Department of Taxation for sales and use tax due on the first, last and interim rental payments, and your reimbursable expenses of $___________.


                                       Very truly yours,

                                       CINEMA RIDE, INC.


                                       By:_________________________________

                               CINEMA RIDE, INC.


                           CONTACT INFORMATION FORM



Please provide us with the names and telephone numbers of the individuals that we should contact when inquiring about the following:

          1.     DOCUMENTATION QUESTIONS

          2.     ACCOUNTS PAYABLE

          3.     EQUIPMENT QUESTIONS

          4.     INSURANCE QUESTIONS


1.        NAME:  Mitch Francis                   PHONE:  818/761-1002
                -----------------------                 ------------------------

2.        NAME:  Roger Bassil                    PHONE:  818/761-1002
                -----------------------                 ------------------------
                                                 FAX:    818/761-1072
                                                      --------------------------

3.         NAME:  Mitch Francis                   PHONE:  818/761-1002
                 ----------------------                  -----------------------

4.         NAME:  Roger Bassil                    PHONE:  818/761-1002
                 ----------------------                  -----------------------

                                (PLEASE PRINT)


CINEMA RIDE, INC.'S FEDERAL ID# 95-4417467

                               CINEMA RIDE, INC.


                          INSURANCE INFORMATION FORM



In order to aid us in tracking the insurance requirements of our lease, please provide the information stated below for our records.

     Property Insurance                     Liability Insurance

Agency name  Eichbert & Assoc.                Same as Property
            --------------------------      ------------------------------

Contact   Julie                               Same as Property
         -----------------------------      ------------------------------

Agent's Address 16255 Ventura Bl.             Same as Property
                ----------------------      ------------------------------
                #350, Encino, CA 91436
Agent's Phone  818/380-1700                   Same as Property
              ------------------------      ------------------------------

Agent's Fax  818/380-1717                     Same as Property
            ------------------------        ------------------------------

Insurance Co.  CHUBB                          Same as Property
              ----------------------        ------------------------------



NOTE: PLEASE REQUEST YOUR INSURANCE AGENT TO ISSUE AN INSURANCE CERTIFICATE DIRECTLY TO FINOVA TECHNOLOGY FINANCE, INC. (FINOVA) AT 10 WATERSIDE DRIVE, FARMINGTON, CT 06032. FAX # 203-676-1814. FINOVA, ITS LENDERS AND ASSIGNS MUST BE NAMED AS "LOSS PAYEE" AND "ADDITIONAL INSURED" FOR PROPERTY AND LIABILITY, RESPECTIVELY.